UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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NovoCure Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019 Proxy Statement

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2019

To the shareholders of NovoCure Limited:

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (“Annual Meeting”) of NovoCure Limited, a Jersey (Channel Islands) corporation (the “Company”, “Novocure”, “we”, “us” or “our”), will be held on May 22, 2019, at 9:00 a.m. U.S. Eastern Time (“ET”), at Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF, for the following purposes:

1.

To elect three directors named in the Proxy Statement to hold office for a one-year term expiring at our 2020 annual general meeting of shareholders or until their successors are duly elected and qualified or until their offices are vacated;

2.

The approval and ratification of the appointment, by the Audit Committee of our Board of Directors (the “Board”), of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“EY Global”), as the auditor and independent registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2019; and

3.	A non-binding advisory vote to approve executive compensation.

The foregoing items of business, all of which will be proposed as ordinary resolutions, are more fully described in the Proxy Statement. Only shareholders who owned our ordinary shares at the close of business on March 19, 2019 (the “Record Date”) can vote at this meeting or at any adjournments that take place or postponements thereof.

2019 Proxy Statement

A shareholder entitled to attend and vote at the Annual Meeting is entitled to appoint one or more proxies to attend and vote in the place of such shareholder and such proxy or proxies need not also be a shareholder of the Company. We have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Consequently, you will not receive paper copies of our proxy materials (including the proxy card), unless you specifically request such materials. We will send a notice regarding the Internet availability of proxy materials (the “Notice of Internet Availability”) on or about April 10, 2019 to our shareholders of record as of the close of business on the Record Date. The Notice of Internet Availability contains instructions for accessing the proxy materials on the Internet, including the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), and provides information on how shareholders may obtain paper copies free of charge. The Notice of Internet Availability also provides the date, time and location of the Annual Meeting, the matters to be acted upon at the meeting and the recommendation from our Board with regard to each matter; and information on how to attend the meeting. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of mailing these materials.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. Other than voting in person at the Annual Meeting, you may vote over the Internet, by telephone or by completing and mailing a proxy card or voting instruction card forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or voting instruction card forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our Board recommends that you vote FOR the election of the director nominees named in Proposal 1 of the Proxy Statement, FOR the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019, and FOR the non-binding advisory vote to approve executive compensation.

By Order of the Board of Directors

William F. Doyle Executive Chairman of the Board of Directors

St. Helier, Jersey, Channel Islands

April 10, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2019

The Proxy Statement, Notice of Annual General Meeting of Shareholders

and Annual Report are available at www.proxyvote.com.

2019 Proxy Statement

2019 Proxy Statement

PROXY STATEMENT SUMMARY

This Summary highlights certain information included in this Proxy Statement. This Summary does not contain all of the information that you should consider prior to voting. Please review the complete Proxy Statement and the Annual Report that accompanies the Proxy Statement for additional information.

2019 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Wednesday, May 22, 2019, at 9:00 a.m. U.S. ET

Place:	Second Floor, No. 4 The Forum,
Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF

Record Date:	March 19, 2019

Voting Deadline:	Votes submitted by Internet, telephone or mail must be received by 11:59 p.m. ET on May 19, 2019 to be counted. Shareholders may also vote in person at the Annual Meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter	Board Recommendation	Page Number with More Information
Election of director nominees	FOR all nominees	14
Approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019	FOR	20
Non-binding advisory vote to approve executive compensation	FOR	21

GENERAL INFORMATION

Stock Symbol	NVCR
Exchange	NASDAQ
Ordinary Shares Outstanding on the Record Date	95,636,168
Registrar and Transfer Agent	Computershare Shareowner Services LLC
Principal Office	Second Floor, No. 4 The Forum, Grenville Street St. Helier, Jersey, Channel Islands JE2 4UF
Corporate Website	www.novocure.com

2019 Proxy Statement

DIRECTOR NOMINEES

You have the opportunity to vote on the election of the following director nominees, both of whom are current Class I directors whose terms of office are up for renewal. Additional information regarding each director nominee’s experience, skills and qualifications to serve as a member of our Board can be found in the Proxy Statement under Proposal No. 1 – Election of Directors. Beginning with the 2019 annual general meeting of shareholders, director nominees will, if elected, serve for one-year terms. Pursuant to the staggered approach to declassifying our Board, as approved by our Board and our shareholders at the 2018 annual general meeting of shareholders, the first year in which all of our directors would be elected for a one-year term will be the 2021 annual general meeting of shareholders.

Name	Age	Years on Board	Occupation	Independent	Committees
Jeryl Hilleman	61	1	Chief Financial Officer of Intersect ENT, Inc.	Yes	Audit
Kinyip Gabriel Leung	57	8	Vice Chairman, Novocure Board	No	None

DIRECTORS CONTINUING IN OFFICE

The following directors are continuing in office. Additional information regarding their experience, skills and qualifications to serve as a member of the Board can be found in the Proxy Statement under Proposal No. 1 – Election of Directors.

Name	Age	Years on Board	Occupation	Independent	Committees
Asaf Danziger	52	7	Chief Executive Officer, Novocure	No	None
William F. Doyle	56	15	Executive Chairman, Novocure	No	None
David T. Hung	61	1	Former Chief Executive Officer of Axovant Sciences, Inc. and of Medivation, Inc.	Yes	Compensation
Martin J. Madden	58	2	Former Vice President Research and Development of DePuy-Synthes of Johnson & Johnson	Yes	Audit; Nominating and Corporate Governance
Sherilyn D. McCoy	60	1	Former Chief Executive Officer of Avon Products, Inc.	Yes	Audit
Charles G. Phillips, III	70	7	Former Chief Operating Officer of Prentice Capital Management, LLC	Yes	Compensation
William A. Vernon	63	13	Former Chief Executive Officer of Kraft Foods Group, Inc.	Yes	Compensation; Nominating and Corporate Governance

2019 Proxy Statement

BOARD HIGHLIGHTS

•	70% of our Board members are independent
•	Average age of directors is 58
•	Average tenure of directors is 6.5 years
•	20% of our Board members are female
•	Highly qualified directors reflect broad mix of business backgrounds, skills and experiences
•	60% of directors have international experience
•	50% of directors have experience as a public company CEO or executive chair in the past 5 years

	Independent							Non-independent
Summary of Experience, Qualifications, Attributes and Skills	Burkoth	Hilleman	Hung	Madden	McCoy	Phillips	Vernon	Danziger	Doyle	Leung
Public Company CEO / Exec. Chair (past 5 years)			✔		✔		✔	✔	✔
Senior Executive Leadership		✔	✔	✔	✔	✔	✔	✔	✔	✔
Commercial			✔		✔		✔	✔		✔
Corporate Governance	✔	✔	✔			✔	✔			✔
Cybersecurity
Financial Literacy	✔	✔				✔			✔
International		✔			✔	✔		✔	✔	✔
Pharmaceuticals / Medical Device	✔	✔	✔	✔	✔		✔	✔	✔	✔
Product Development	✔		✔	✔	✔		✔		✔	✔
Risk Management		✔		✔		✔		✔
Planned Committee Membership
Audit		Chair		✔	✔
Compensation			✔			✔	Chair
Nominating & Corporate Governance				✔	Chair		✔

2019 Proxy Statement

CORPORATE GOVERNANCE HIGHLIGHTS

•	Separate Executive Chairman of the Board and Chief Executive Officer positions
•	Strong Lead Independent Director position
•	3 fully independent Board committees
•	Executive session of independent directors held at each regularly-scheduled Board meeting
•	Frequent Board and committee meetings to ensure awareness and alignment
•	5 Board meetings in 2018
•	18 standing committee meetings in 2018
•	2 special committee meetings in 2018
•	On average, directors attended 93% of Board and committee meetings held in 2018
•	Annual Board and committee self-assessments and discussions with individual directors
•	Strong clawback and anti-hedging/anti-pledging policies
•	Senior executives do not receive tax gross-ups on severance or change in control benefits
•	Significant share ownership requirements for directors and senior executives
•	Our Board and its committees have an active role in risk oversight

2018 CORPORATE ACHIEVEMENTS

Drove Optune adoption

•	Active patient growth of 30% year over year, with 2,383 active patients on Optune at December 31, 2018
•	Total prescription growth of 23% year over year, with 5,060 prescriptions received in 2018
•	Obtained national reimbursement for Optune for the treatment of newly diagnosed glioblastoma (“GBM”) in Sweden
•	Substantial progress towards Medicare coverage for Optune for the treatment of newly diagnosed GBM

Advanced our pipeline

•	Presented data for STELLAR registrational trial in malignant pleural mesothelioma (“MPM”)
•	Submitted Humanitarian Device Exemption application to FDA for approval of Optune for treatment of MPM
•	First patient enrolled in PANOVA-3 phase 3 pivotal trial in pancreatic cancer
•	HEPANOVA phase 2 pilot trial in liver cancer opened for enrollment
•	Novel algorithms developed to enable optimized treatment planning

Delivered shareholder value by building a profitable business

•	Year-end closing share price increased 65% from $20.20 to $33.48
•	$248 million in net revenues, representing 40% annual growth compared to 2017
•	Licensing and collaboration agreement with Zai Lab in China, Hong Kong, Macau and Taiwan (“Greater China”)

2019 Proxy Statement

EXECUTIVE COMPENSATION HIGHLIGHTS

The primary objectives of our executive compensation program are to attract, retain and motivate superior executive talent, to provide incentives that reward the achievement of performance goals that we believe support the enhancement of shareholder value and to align the executives’ interests with those of shareholders through long-term incentives. To achieve these objectives, our executive compensation program includes the following key features:

We Pay for Performance by delivering incentive compensation as a significant portion of total compensation so that our executives are properly motivated to achieve or exceed our key objectives.

•	Payouts under our annual cash incentive program for 2018 were 100% performance-based.
•	Annual equity grants are delivered via a blend of share options and time-based restricted share units (“RSUs”).
•	We are in the process of adding a performance-based incentive component to our executive compensation structure.
•	Share options granted to our executives will have value only to the extent our share price increases over the long term.

We Pay Competitively by targeting total cash compensation and total direct compensation for each of our executives based on a review of market data for our defined market for talent.

•	We regularly review and, as appropriate, make changes to our peer group to ensure it is representative of our market for talent, our business portfolio, our overall size and our global footprint.
•

In addition to review of market data, we also consider the Company’s and the executive’s performance, internal comparisons, potential, scope of position, retention needs, dilution constraints and other factors deemed appropriate.

•

Given the location of our executives in both Israel and the United States, we benchmark not only against our peers but also in consideration of customary executive compensation practices in Israel and the United States.

•	We provide perquisites and benefits that we believe are competitive and customary, but not excessive.

We Align Our Compensation Program with Shareholder Interests by providing a significant portion of each executive’s compensation opportunity in the form of equity and requiring executive share ownership.

•

Following the rise in the Company’s share price in 2018, all of our executives have meaningful value in their equity holdings, maintaining the retention value of the program and further aligning the interests of our executives with our shareholders.

•	Share ownership requirements for our executives range from 5 times salary (for our CEO and Executive Chairman) to 3 times salary (for other executives).

2019 Proxy Statement

PROXY STATEMENT

Novocure’s Board is soliciting your proxy to vote at our Annual Meeting to be held on Wednesday, May 22, 2019, at 9:00 a.m. U.S. ET, at Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF, and any adjournment or postponement of that meeting.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability to holders of record of our ordinary shares (“Ordinary Shares”) as of the Record Date. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability and on the website referred to in the Notice of Internet Availability, including instructions on how to request paper copies on an ongoing basis. On or about April 10, 2019, we are making this Proxy Statement available on the Internet and are mailing the Notice of Internet Availability to all shareholders entitled to vote at the Annual Meeting.

The Company’s Annual Report, which contains financial statements for the fiscal year ended December 31, 2018, accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Shareholders that receive the Notice of Internet Availability can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability. The Annual Report and this Proxy Statement are also available on our investor relations website at www.novocure.com and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. You also may obtain a copy of the Annual Report, without charge, by writing to Investor Relations, NovoCure Limited, 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA.

2019 Proxy Statement

THE PROXY PROCESS AND SHAREHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 95,636,168 Ordinary Shares issued and outstanding and entitled to vote. On each matter to be voted upon, you have one vote for each Ordinary Share you own as of the Record Date.

What am I being asked to vote on?

You are being asked to vote on three proposals:

•

Proposal 1: To elect two directors named in this Proxy Statement to hold office for a one-year term expiring at our 2020 annual general meeting of shareholders or until their successors are duly elected and qualified or their offices are vacated;

•

Proposal 2: To approve and ratify the appointment, by the Audit Committee of our Board (the “Audit Committee”), of EY Global, as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•	Proposal 3: To hold a non-binding advisory vote to approve our executive compensation.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

The procedures for voting, depending on whether you are a shareholder of record or a beneficial owner holding in “street name,” are as follows:

Shareholder of Record—Shares Registered in Your Name

If you are a shareholder of record, you may vote in any of the following manners:

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability or on the proxy card by accessing www.proxyvote.com using the control number contained on the Notice of Internet Availability or proxy card.

•	To vote by telephone, call 1-800-690-6903 (toll free). You will need to have the control number printed on your Notice of Internet Availability or proxy card available when you call.
•

To vote by mail, complete, sign and date the proxy card and return it promptly to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA. As long as your signed proxy card is received by May 19, 2019, your shares will be voted as you direct.

2019 Proxy Statement

Whether or not you plan to attend the Annual Meeting, we urge you to vote by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. ET on May 19, 2019. Proxy cards submitted by mail must be received by 11:59 p.m. ET on May 19, 2019 to be counted. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner—Shares Registered in the Name of Broker, Bank or Other Nominee (“Street Name”)

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you will receive a voting instruction card from that organization. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow such other instructions to submit your vote by the Internet or telephone, if such options are provided by your broker, bank or other nominee. You are also invited to attend the Annual Meeting. However, to vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee authorizing you to vote at the Annual Meeting. Contact your broker, bank or other nominee to request a proxy form.

How does the Board recommend I vote on the Proposals?

Our Board recommends that you vote:

•	FOR the election of each of the director nominees named in this Proxy Statement (Proposal 1);
•	FOR the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2); and
•	FOR the non-binding advisory resolution to approve our executive compensation (Proposal 3).

How many votes are needed to approve each proposal?

With respect to Proposal 1, the election of each of the director nominees, each nominee who receives the affirmative vote of the simple majority of votes cast will be elected. Abstentions and votes by a broker that have not been directed by the beneficial owner to vote (“broker non-votes”) will not be counted for the purposes of determining the number of votes cast and will accordingly have no effect on the outcome of this proposal.

With respect to Proposals 2 and 3, the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2019 and the non-binding advisory vote on our executive compensation, the affirmative vote of the simple majority of votes cast is required for approval. Abstentions and broker non-votes will not be counted for the purposes of determining the number of votes cast and will accordingly have no effect on the outcome of these proposals.

Who counts the votes?

Broadridge Financial Solutions, Inc. has been engaged as our independent agent, or “Inspector of Election,” to tabulate shareholder votes.

2019 Proxy Statement

Can I change my vote after submitting my proxy vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•	You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.
•

You may send written notice that you are revoking your proxy to our General Counsel, NovoCure Limited, 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA. Such notice must be received by May 19, 2019.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by such broker, bank or other nominee to revoke an earlier vote.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Proposal 2, the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2019, is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters without voting instructions from beneficial owners, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The remaining proposals are considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on those proposals. Accordingly, if you own shares in street name through a broker, bank or other nominee, please be sure to provide voting instructions to your nominee to ensure that your vote is counted on each of the proposals.

What if I return a Proxy Card but do not make specific choices?

If we receive your signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the director nominees, “FOR” the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the year ending December 31, 2019, and “FOR” the non-binding advisory resolution to approve our executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who will solicit proxies on behalf of the Board?

Proxies may be solicited on behalf of the Board by Novocure’s directors, officers and regular employees. Additionally, the Board has retained Alliance Advisors, LLC (“Alliance”), a proxy solicitation firm, to solicit proxies on the Board’s behalf. We will pay Alliance an estimated fee of $25,000 plus costs and expenses. In addition, Alliance and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

2019 Proxy Statement

The original solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by Alliance, our directors, officers or other regular employees. Proxies may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Who is paying for this proxy solicitation?

Novocure will pay for the entire cost of soliciting proxies, including the fees due to Alliance, as discussed above. In addition to the mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

What if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must follow the instructions for voting on each Notice of Internet Availability or proxy card you receive, as applicable.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of Ordinary Shares issued and outstanding and entitled to vote on the business being transacted are present in person or represented by proxy at the time when the Annual Meeting proceeds to business.

If you are a shareholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If within half an hour from the time appointed for the Annual Meeting there is no quorum or if during the Annual Meeting a quorum ceases to be present, the Annual Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time and place as the directors shall determine.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting.

2019 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

Our Articles of Association (“Articles”) provide that our Board may consist of between two (2) and thirteen (13) directors, as determined by our Board from time to time. Our Board currently has ten (10) members. Our Board is divided into three classes, designated as Class I, Class II and Class III, with members of each class serving staggered terms.

The current members of the classes are divided as follows:

•	Class I directors are William Burkoth, Kinyip Gabriel Leung and Jeryl Hilleman;
•	Class II directors are David T. Hung, Jr., Martin J. Madden and Sherilyn D. McCoy; and
•	Class III directors are Asaf Danziger, William F. Doyle, Charles G. Phillips III and William A. Vernon.

Mr. Burkoth, a current Class I director, has tendered his resignation effective as of the date of the Annual Meeting. Mr. Burkoth has been a valued member of our Board since 2009 and we thank him for his service to the Company.

The Board approved and, at our 2018 annual meeting our shareholders adopted, amendments to our Articles to declassify our Board over a three-year period, providing for the annual election of directors. Beginning with this annual meeting of shareholders, director nominees will, if elected, serve for one-year terms. Pursuant to this staggered approach to declassifying the Board, the first year in which all of our directors will be elected for a one-year term will be the 2021 annual meeting. To further illustrate the phase-out of our classified Board, please see below:

•	At the 2019 annual meeting, Class I directors will be elected for a one-year term;
•	At the 2020 annual meeting, Class I and Class II directors will be elected for a one-year term; and
•	At the 2021 annual meeting and all annual meetings thereafter, all directors will be elected for one-year terms and the Board will no longer be classified.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a one-year term at the annual general meeting of shareholders in the year in which their term expires or until their successor is elected and has been qualified, or until such director’s earlier death, resignation or removal as provided for in our Articles. If a vacancy arises on our Board during the term of a director’s appointment as a result of death, resignation or removal, then a majority of our directors then in office (acting upon the recommendation of our independent directors or a committee thereof) shall have the power at any time and from time to time to appoint any person to be a director as a replacement to fill the vacancy and such person will serve for the remainder of the term of the director he or she has replaced.

Each person nominated for election at the Annual Meeting has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board may propose.

2019 Proxy Statement

The following table sets forth, for our director nominees and for our continuing directors, information with respect to their independence, length of service on our Board and their ages:

Name	Age	Independent	Director Since
Class I Directors whose terms expire at the 2019 Annual Meeting of Shareholders
William T. Burkoth	42	Yes	2009
Jeryl L. Hilleman	61	Yes	2018
Kinyip Gabriel Leung	57	No	2011
Class II Directors whose terms expire at the 2020 Annual Meeting of Shareholders
David T. Hung	61	Yes	2018
Martin J. Madden	58	Yes	2017
Sherilyn D. McCoy	60	Yes	2018
Class III Directors whose terms expire at the 2021 Annual Meeting of Shareholders
Asaf Danziger	52	No	2012
William F. Doyle	56	No	2004
Charles G. Phillips, III	70	Yes	2012
William A. Vernon	63	Yes	2006

Nominees for Election to a One-Year Term

Expiring at the 2020 Annual General Meeting of Shareholders

Jeryl L. Hilleman

Experience: From 2014 to present, Ms. Hilleman serves as chief financial officer of Intersect ENT. Prior to joining Intersect ENT, from 2013 to 2014, Ms. Hilleman was chief financial officer and secretary of Ocera Therapeutics, Inc. Ms. Hilleman also served as chief financial officer of Amyris, Inc., from 2008 to 2012, and as chief financial officer of Symyx Technologies, Inc. from 1997 to 2007.

Education: A.B. in History, Brown University; M.B.A., Wharton Graduate School of Business.

Other Public Company Directorships: Director of Minerva Neurosciences, Inc. since 2018. From 2005, Ms. Hilleman served as a director of Xenoport, Inc., a biopharmaceutical company, until it was acquired in 2016.

We believe that Ms. Hilleman is qualified to serve on our Board due to her business and accounting experience serving as an executive and director of several biotechnology and oncology companies.

Kinyip Gabriel Leung

Experience: Mr. Leung has been the Vice Chairman of our Board since 2011 and was an employee of NovoCure from 2011 to 2016, coordinating Novocure’s global commercial operations. From 2003 to 2010, he worked for OSI Pharmaceuticals, Inc. (“OSI”), a specialty pharmaceutical company, prior to its acquisition by Astellas Pharma Inc., last serving as executive vice president of OSI and the President of OSI’s Oncology and Diabetes Business. Prior to his tenure at OSI, from 1999 to 2003, Mr. Leung served as group vice president of the global prescription business at Pharmacia Corporation, a global pharmaceutical and healthcare company. From 1991 to 1999, Mr. Leung was an executive at Bristol-Myers Squibb Company, a global pharmaceutical and healthcare company.

2019 Proxy Statement

Education: B.S. with High Honors, University of Texas at Austin; M.S. in Pharmacy (with a concentration in pharmaceutical marketing), University of Wisconsin-Madison.

Other Public Company Directorships: Director of Pernix Therapeutics Holdings, Inc. since 2016. Previously director of Albany Molecular Research Inc. from 2010 to 2016 and of Delcath Systems, Inc. from 2011 to 2014.

We believe that Mr. Leung is qualified to serve on our Board due to his extensive knowledge of our business as a former employee of NovoCure and his experience in our industry, including global management. Specifically, Mr. Leung was responsible for the launch of erlotinib (Tarceva), a chemotherapy drug for non-small cell lung cancer, while at OSI. While at Pharmacia Corporation, Mr. Leung led its oncology franchise with business and medical affairs operations in over 80 countries. At Bristol-Myers Squibb, he oversaw the growth of chemotherapy drugs Taxol and Paraplatin.

OUR BOARD RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH NOMINEE NAMED IN THIS PROXY

Directors Continuing in Office

Asaf Danziger

Experience: Mr. Danziger has served as our Chief Executive Officer since 2002. From 1998 to 2002, Mr. Danziger was CEO of Cybro Medical, a subsidiary of Imagyn Medical Technologies, Inc., a medical products company.

Education: B.Sc. in material engineering, Ben Gurion University of the Negev, Israel.

Other Public Company Directorships: None.

We believe that Mr. Danziger is qualified to serve on our Board due to his service as our Chief Executive Officer and his extensive knowledge of our Company and industry.

William F. Doyle

Experience: Mr. Doyle has served as our Executive Chairman since 2016, as Chairman of the Board since 2009 and as a member of our Board of Directors since 2004. Mr. Doyle has been the managing director of WFD Ventures LLC, a private venture capital firm he co-founded, since 2002, and from 2014 to 2016 he was also a member of the investment team at Pershing Square Capital Management L.P., a private investment firm. Prior to 2002, Mr. Doyle was a member of Johnson & Johnson’s Medical Devices and Diagnostics Group Operating Committee and was vice president, Licensing and Acquisitions. While at Johnson & Johnson, Mr. Doyle was also chairman of the Medical Devices Research and Development Council, and Worldwide president of Biosense-Webster, Inc. and a member of the board of directors of Cordis Corporation and Johnson & Johnson Development Corporation, Johnson & Johnson’s venture capital subsidiary. Earlier in his career, Mr. Doyle was a management consultant in the healthcare group of McKinsey & Company.

Education: S.B. in materials science and engineering, Massachusetts Institute of Technology; M.B.A., Harvard Business School.

Other Public Company Directorships: Director of Optinose since 2010; director of Minerva Neurosciences, Inc. since 2017.

2019 Proxy Statement

We believe Mr. Doyle is qualified to serve on our Board due to his business and investment experience and his extensive knowledge of our Company and our industry. Mr. Doyle is a recognized expert in medical devices commercialization with over 20 years’ experience in the advanced technology and healthcare industries as an entrepreneur, executive, management consultant and investor.

David T. Hung

Experience: Dr. Hung was chief executive officer and a director of Axovant Sciences, Inc., a pharmaceutical company, from April 2017 until his resignation in February 2018. As a founder of Medivation Inc. (“Medivation”), a biopharmaceutical company, he served as president, chief executive officer of Medivation from 2004 to 2016. Previously, Dr. Hung served as a founder, president and chief executive officer, and member of the board of directors, of Medivation Neurology, Inc. from its inception in 2003 through 2004, when it became a wholly-owned subsidiary of Medivation by merger. From 1998 until 2001, Dr. Hung was employed by ProDuct Health, Inc., a privately held medical device company, as chief scientific officer from 1998 to 1999 and as president and chief executive officer from 1999 to 2001.

Education: A.B. in Biology, Harvard College; M.D., University of California, San Francisco, School of Medicine.

Other Public Company Directorships: Formerly a director of Axovant Sciences, Inc. from April 2017 to February 2018 and of Medivation from 2004 to 2016.

We believe that Mr. Hung is qualified to serve on our Board due to his business leadership experience, his medical background and his experience as an executive in our industry and as the chief executive officer of both clinical and commercial stage pharmaceutical companies.

Martin J. Madden

Experience: Mr. Madden recently retired after a 30-year career at Johnson & Johnson (1986 to January 2017), where he most recently served as Vice President Research and Development DePuy-Synthes and Vice President Medical Device R&D Transformation from February 2016 to January 2017, as Vice President New Product Development, Medical Devices from July 2015 to February 2016, and as Vice President R&D Global Surgery Group from January 2012 to July 2015. Earlier in his career, Mr. Madden was a medical device engineer and innovator, and a leader of cross-functional teams charged with incubating, developing, and launching new products.

Education: MBA with honors, Columbia University; Masters degree with honors in Mechanical Engineering, Carnegie-Mellon University; Bachelor’s degree in Mechanical Engineering, summa cum laude, University of Dayton.

Other Public Company Directorships: Director of Microbot Medical Inc. since 2017; director of TSO3, Inc. since 2018.

We believe that Mr. Madden is qualified to serve on our Board due to his extensive experience with and his status as a world leader in medical device innovation and new product development. During his thirty year tenure with Johnson & Johnson’s medical device organization, Mr. Madden was an innovator and research leader for nearly every medical device business including cardiology, electrophysiology, peripheral vascular surgery, general and colorectal surgery, aesthetics, orthopaedics, sports medicine, spine, and trauma. As an Executive and a Vice-President of Johnson & Johnson, Mr. Madden served on the management boards of Johnson & Johnson’s Global Surgery Group, Ethicon, Ethicon Endo-Surgery, DePuy-Synthes, and Cordis, with responsibility for research and development – inclusive of organic and licensed/acquired technology. He was also Chairman of J&J’s Medical Device Research Council, with responsibility for talent strategy and technology acceleration.

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Sherilyn D. McCoy

Experience: From 2012 to 2018, Ms. McCoy was the chief executive officer of Avon Products, Inc., a direct selling company in beauty, household, and personal care categories.  Prior to joining Avon, Ms. McCoy had various roles at Johnson & Johnson, a multinational medical devices, pharmaceutical and consumer packaged goods manufacturing company, during her distinguished 30-year career, most recently serving as vice chairman of the executive committee and member of the office of the chairman, where she was responsible for the pharmaceutical and consumer business divisions of the company. She was appointed as the Vice Chairman in January 2011. Ms. McCoy holds four U.S. patents and she has been on Fortune magazine’s “50 Most Powerful Women in Business", a list on which she has been included since 2008. In August 2012, she was recognized as the 39th most powerful woman in the world by Forbes Magazine.

Education: B.A. in textile chemistry, University of Massachusetts, Dartmouth; Masters in chemical engineering, Princeton University; MBA, Rutgers University.

Other Public Company Directorships: Director of AstraZeneca PLC since 2017; director of Stryker Corporation since 2018, and director of Kimberly-Clark Corporation since 2018.  Formerly a director of Avon Products, Inc. from 2012 to 2018.

We believe that Ms. McCoy is qualified to serve on our Board due to her general business leadership and innovation experience, her scientific background and her experience as an executive in our industry and as the chief executive officer of a global Fortune 500 company.

Charles G. Philips, III

Experience: From 2008 to 2011, Mr. Phillips served as chief operating officer of Prentice Capital Management, LLC, a private investment management firm. Prior to joining Prentice Capital Management, LLC, Mr. Phillips was a managing director from 1991 to 2002 and president from 1998 to 2001 of Gleacher & Co., an investment banking and management firm. Prior to joining Gleacher & Co., Mr. Phillips held senior positions at other investment banking firms, including nine years at Morgan Stanley, a global financial services firm, where he served as a managing director within the investment banking division and founded and led that firm’s high-yield finance activities.

Education: A.B., Harvard College; M.B.A., Harvard Business School.

Other Public Company Directorships: None.

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We believe Mr. Phillips is qualified to serve on our Board due to his extensive business, financial and investment banking experience.

William A. Vernon

Experience: Mr. Vernon has served as our Lead Independent Director since May 2016. Mr. Vernon served as the chief executive officer of Kraft Foods Group, Inc., a food products company, from 2012 to 2014 and also served as its senior advisor through May 2015. From 2009 to 2011, Mr. Vernon served as the president of Kraft Foods North America and an executive vice president of Kraft Foods. From 2006 to 2009, Mr. Vernon served as the healthcare industry partner for Ripplewood Holdings, a private equity firm. From 1982 to 2006, Mr. Vernon held various roles at Johnson & Johnson. He served as company group chairman of DePuy Orthopaedics, a provider of orthopedic products and services, from 2004 to 2005, president of Centocor, a biotechnology company, from 2001 to 2004, president of McNeil Consumer Products and Nutritionals, Worldwide, an OTC and nutritional products company, from 1999 to 2001 and president of The Johnson & Johnson-Merck Joint Venture, an OTC remedies company, from 1995 to 1999.

Education: B.A. in history, Lawrence University; M.B.A., Northwestern University’s Kellogg School of Management.

Other Public Company Directorships: Director of McCormick & Company since 2017; director of Intersect ENT Inc., a healthcare equipment company, since 2015; and director of The White Wave Foods Company, a food products company, from 2016 to 2017. Formerly a director of Axovant Sciences from 2017 to 2018; a director of Medivation, Inc., from 2006 to 2016; and a director of the Kraft Foods Group from 2012 to 2015.

We believe Mr. Vernon is qualified to serve on our Board due to his business and investment experience as an executive in our industry and as the former chief executive officer of a global Fortune 500 company, with particular expertise in marketing.

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PROPOSAL 2

APPROVAL AND RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged EY Global as our independent registered public accounting firm for the year ending December 31, 2019, and is seeking ratification of such appointment by our shareholders at the Annual Meeting. EY Global has audited our financial statements since 2003. Representatives of EY Global are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Jersey company law requires us to appoint an auditor at each annual general meeting to hold office from the conclusion of that meeting to the conclusion of the next annual general meeting. It is therefore proposed that the shareholders approve and thereby ratify the reappointment of EY Global as our independent auditor and registered public accounting firm. If our shareholders fail to approve and ratify the selection, our Audit Committee will reconsider whether or not to retain EY Global. Our Audit Committee will determine the fees to be paid to the auditors for the year ending December 31, 2019.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to EY Global during the years ended December 31, 2018 and 2017. All fees described below were pre-approved by our Audit Committee.

	Year Ended December 31,
	2018	2017
Audit Fees (1)	$628,000	$550,000
Audit-Related Fees (2)	—	70,000
Tax Fees (3)	360,033	98,422
All Other Fees (4)	—	10,000
Total Fees	$988,033	$728,422
(1)

Audit Fees consist of fees billed for professional services performed by EY Global for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements.

(2)	Audit-Related Fees include fees billed by EY Global for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance services and transfer pricing services performed by EY Global.
(4)	All Other Fees consist of fees billed by EY Global for compliance services.

Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our Audit Committee must review the terms of the proposed engagement and pre-approve the engagement.

OUR BOARD AND OUR AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE APPROVAL AND RATIFICATION OF APPOINTMENT OF EY GLOBAL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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PROPOSAL 3

NON-BINDING ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Securities Exchange Act of 1934, as amended (the “Exchange Act”) enables our shareholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in "Compensation Discussion & Analysis," the 2018 Summary Compensation Table and the related compensation tables, notes, and narratives in this Proxy Statement. This proposal, known as a "Say-on-Pay" proposal, gives our shareholders the opportunity to express their views on our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

The Say-on-Pay vote is advisory and, therefore, it is not binding on us, our Board or our Compensation Committee. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Compensation Committee and our Board will consider when determining executive compensation following the annual meeting.

Our compensation programs are designed to support our business goals and promote our long-term profitable growth. Our equity plans are intended to align compensation with the long-term interests of our shareholders. We urge shareholders to read the "Compensation Discussion & Analysis" section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage you to review the 2018 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. Our Board and our Compensation Committee believe that the policies and procedures described and explained in the "Compensation Discussion & Analysis" are effective in achieving our goals, and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company's recent and long-term success. Accordingly, we ask our shareholders to vote "FOR" the approval of our executive compensation on a non-binding advisory basis.

OUR BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL, ON A NON-BINDING ADVISORY BASIS,

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2019 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended or under the Exchange Act (the “Securities Act”), except to the extent we specifically incorporate this Report by reference.

Our Audit Committee oversees the Company’s corporate accounting and financial reporting process on behalf of our Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management the audited consolidated financial statements filed in the Company’s Annual Report, including a discussion of the quality, not just acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Our Audit Committee is comprised entirely of independent directors as defined by applicable NASDAQ listing standards.

Our Audit Committee has discussed with EY Global, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our Audit Committee has received the written disclosures and the letter from EY Global required by applicable requirements of the Public Company Accounting Oversight Board regarding EY Global’s communications with our Audit Committee concerning independence and has discussed with EY Global its independence. Our Audit Committee also considered whether EY Global’s provision of any non-audit services to the Company is compatible with maintaining EY Global’s independence.

Based on the review and discussions described above, among other things, our Audit Committee recommended to our Board that the audited financial statements be included in the Company’s Annual Report for filing with the SEC. Our Audit Committee also approved the selection of the Company’s independent registered public accounting firm.

AUDIT COMMITTEE

Jeryl L. Hilleman, Chair

Martin J. Madden

Sherilyn D. McCoy

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CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and all other facts and circumstances our Board deemed relevant in determining their independence, including beneficial ownership of our Ordinary Shares, our Board has determined that none of our directors, other than Messrs. Danziger, Doyle and Leung, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ. Gert Lennart Perlhagen and Louis J. Lavigne, Jr. also served on the Board during 2018 and were determined to be independent.

Mr. Danziger and Mr. Doyle are not considered independent because they are employees of the Company. Mr. Leung is not considered independent because he has been an employee of the Company within the past three years. In addition, Professor Yoram Palti served on the Board during 2018 and was not considered independent because of the amount of compensation he received in 2017 as a consultant to the Company.

Board Leadership Structure

Given the unique nature of our business as the first commercialized oncology medical device company, we believe that our leadership structure positions our Company for continued long-term growth. We have an Executive Chairman, a separate Chief Executive Officer who also serves on our Board, and a Lead Independent Director. Our Executive Chairman, Mr. Doyle, and our Chief Executive Officer, Mr. Danziger, work closely together, in consultation with our Lead Independent Director, Mr. Vernon, to set the strategic direction of the Company. Mr. Doyle, who has been involved with our Company as either an investor or an employee since 2004, focuses on Board leadership, strategic planning and initiatives, investor relations, business development, advocacy and public policy matters. Mr. Danziger, an industry veteran who has been with our Company since 2002, primarily focuses on strategically managing our growing global business, driving operational performance, personnel development and other key business matters. The Board believes this separation of responsibilities is optimal for us at this time, enhancing our Board’s oversight by leveraging the clearly defined responsibilities of our Executive Chairman and our Chief Executive Officer and permitting Mr. Danziger to focus on the day-to-day operation and management of our Company. Our leadership structure ensures a seamless flow of communication between management and our Board, particularly with respect to our Board’s oversight of the Company’s strategic direction, as well as our Board’s ability to ensure management’s focused execution of that strategy. Our Lead Independent Director balances our Executive Chairman and Chief Executive Officer roles, providing independent leadership of our Board and exercising critical duties in the boardroom to ensure effective and independent Board decision-making.

Our Corporate Governance Guidelines provide that if the Chairman of our Board is not an independent director (as determined by our Board or our Nominating Committee), our independent directors have the discretion to annually elect an independent director to serve as Lead Independent Director. Although elected annually, our Lead Independent Director is generally expected to serve for more than one year. To facilitate this decision-making, our Nominating Committee annually discusses our Board leadership structure, providing its recommendation on the appropriate structure for the following year to our independent directors. Our independent directors do not view any particular Board leadership structure as generally preferred; they make an informed annual determination taking into account our financial and operational strategies and any feedback received from our shareholders.

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Our Corporate Governance Guidelines clearly delineate the duties of our Lead Independent Director, which are as follows:

•	Preside over all meetings of our Board at which the Executive Chairman is not present, including executive sessions of the independent directors;
•	Serve as liaison between the Executive Chairman and Chief Executive Officer and our independent directors;
•	Review matters such as meeting agendas, schedules and other information sent to our Board to ensure that appropriate items are discussed, with sufficient time for discussion of all items;
•	Call meetings of our independent directors when necessary or appropriate; and
•	If requested by significant shareholders, consult and directly communicate with our shareholders.

In addition to these responsibilities, our Lead Independent Director regularly consults with our Executive Chairman and our Chief Executive Officer to guide management's ongoing engagement with our Board on strategies and related risks.

Supplementing our Lead Independent Director in providing independent Board leadership are our committee chairs, all of whom are independent. Our Nominating Committee evaluated the performance of our Board, including its interactions with our executive management team, in fourth quarter 2018, and discussed its evaluation in executive session with our independent directors. Based on these evaluations, we believe our current Board leadership structure provides effective independent oversight of our Company.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board as a whole and through various committees administers the risk management function, monitoring exposure to and mitigation of a variety of risks, including operational, financial, legal and regulatory, strategic and reputational risks. Our Board's approach to risk oversight is designed to support the achievement of organizational objectives, improve long-term organizational performance and enhance shareholder value. A fundamental part of our risk oversight is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for our Company.

Our Board committees consider risks within their respective areas of oversight responsibility and advise the Board of any significant risks and management's response to those risks via periodic committee reports to the full Board. Our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor, as well as overseeing the performance of our internal audit function and considering and approving or disapproving any related party transactions. Our Compensation Committee assesses and monitors risks relating to our compensation programs and policies. The results of the compensation risk assessment are described below under "Risk Considerations in Our Compensation Program." Our Nominating Committee considers risks relating to our corporate governance and the marketing, promotion and sale of our products. In addition, the Audit Committee of our Board reviews and assesses information regarding cybersecurity risks with management.

While the Board oversees risk management, our management team is responsible for managing risk on a day-to-day basis. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

2019 Proxy Statement

Board Committees

Our Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance. The charters of each committee are available to shareholders in the “Corporate Governance” section of our investor relations website at www.novocure.com.

The following table shows the current membership of these committees:

	Burkoth	Danziger	Doyle	Hilleman	Hung	Leung	Madden	McCoy	Phillips	Vernon
Audit				Chair			✔	✔
Audit Committee Financial Expert				✔				✔
Compensation					✔				✔	Chair
Nominating & Corporate Governance	Chair						✔			✔

The principal responsibilities of each of these committees are described generally below and in greater detail in their respective committee charters.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee is responsible for, among other things:

•	appointing our independent registered public accounting firm;
•	evaluating the independent registered public accounting firm’s qualifications, independence and performance;
•	determining the terms of our engagement of our independent registered public accounting firm;
•	reviewing and approving the scope of the annual audit and the audit fee;
•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;
•

reviewing and approving, in advance, all audit and non-audit services to be performed by our independent registered public accounting firm, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

•	monitoring and ensuring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•

establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls or auditing matters, including procedures for the confidential, anonymous submission by our employees of complaints regarding questionable accounting or auditing matters and reviewing such complaints;

•	reviewing and approving related party transactions;

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•	reviewing and monitoring information regarding cybersecurity risks;
•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as our Audit Committee deems necessary;
•	reviewing reports to management prepared by the internal audit function, if any, as well as management’s responses;
•

reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual quarterly reports to be filed with the SEC;

•	reviewing, at least annually, the Audit Committee charter and the committee’s performance; and
•	handling such other matters that are delegated to our Audit Committee by our Board from time to time.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules of NASDAQ. Ms. Hilleman and Ms. McCoy qualify and serve as an Audit Committee Financial Expert as defined under the applicable rules and regulations of the SEC. Under the rules and regulations of the SEC and NASDAQ, members of our Audit Committee must also meet independence standards under Rule 10A-3 of the Exchange Act. All members of our Audit Committee meet the applicable independence standards under NASDAQ rules and Rule 10A-3 of the Exchange Act.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers, directors, non-employees and employees. Our Compensation Committee is responsible for, among other things:

•	discharging our Board’s responsibilities relating to compensation of our directors and executive officers;
•	overseeing the administration of our overall compensation and employee benefits plans, particularly incentive compensation and equity-based plans;
•	periodically reviewing and approving generally our compensation and benefit strategies and policies;
•

at least annually, reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and setting the Chief Executive Officer’s compensation;

•

at least annually, reviewing and approving, with the input of our Chief Executive Officer, the compensation of our other executive officers and approving employment, consulting, severance, retirement and/or change in control agreements or provisions with respect to any current or former executive officers;

•	at least annually, reviewing and approving succession plans for our Chief Executive Officer and other executive officers;
•	periodically reviewing and making recommendations to our Board regarding director compensation;
•

overseeing the implementation and administration of our equity compensation plans (including reviewing and approving the adoption of new plans or amendments or modifications to existing plans, subject to shareholder approval, as necessary);

•	approving or reviewing and making recommendations to our Board with respect to our share-based compensation plans;

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•

retaining or obtaining the advice of a compensation consultant, independent legal counsel or other adviser (only after considering certain specified factors identified by the SEC or NASDAQ listing standards), with direct responsibility for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel and other adviser retained by our Compensation Committee;

•	reviewing from time to time the Compensation Committee charter and the committee’s performance; and
•	exercising such other authorities and responsibilities as may be delegated to our Compensation Committee by our Board from time to time.

Each of the members of our Compensation Committee is a “non-employee” director as defined in Rule 16b-3 promulgated under the Exchange Act, an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code (the “Code”) and an independent director under applicable NASDAQ rules. The Committee may, in its discretion, delegate all or a portion of its duties, responsibilities and authority to subcommittees.

Nominating and Corporate Governance Committee

Our Nominating Committee is responsible for, among other things:

•	identifying and screening candidates for our Board and recommending nominees for election as directors and the persons to be appointed by the Board to fill any vacancies on the Board;
•	recommending one or more “audit committee financial experts” (as defined under applicable SEC rules) for our Audit Committee;
•	establishing procedures to exercise oversight of the evaluation of our Board and management;
•	developing and recommending to our Board a set of corporate governance guidelines, as well as periodically reviewing these guidelines and recommending any changes to our Board;
•

reviewing the structure of our Board committees and recommending to our Board for its approval directors to serve as members of each committee and, where appropriate, making recommendations regarding the removal of any member of any committee;

•	reviewing and assessing the adequacy of its formal written charter on an annual basis;
•

reviewing the content, operations and effectiveness of our compliance program as it relates to the marketing, promotion and sale of products on an annual basis that shall include updates and reports by the Company’s Chief Compliance Officer and other compliance personnel on their activities and updates about adoption and implementation of policies, procedures and practices designed to ensure compliance with the U.S. Federal Food, Drug and Cosmetic Act, analogous laws in other jurisdictions and other applicable legal requirements;

•	reviewing the relationships that each director has with us for purposes of determining independence; and
•	generally advising our Board on corporate governance and related matters.

Each member of our Nominating Committee is an independent director under the rules of NASDAQ.

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Meetings of the Board of Directors, Board and Committee Member Attendance, and Annual Meeting Attendance

Our Board met 5 times during 2018. Our Audit Committee met 6 times, our Compensation Committee met 9 times, our Nominating Committee met 5 times, and special committees of independent directors appointed by the Board to oversee strategic collaboration and loan refinancing activities, respectively, each met once. During 2018, each Board member attended 75% or more of the aggregate of the meetings of our Board and of the committees on which he or she served that occurred while such director was a member of our Board and such committees, with the exception of Mr. Phillips, who was unable to attend 7 of the 19 meetings for the Board and committees on which he served due to health reasons.

We encourage all of our directors and nominees for director to attend our annual general meetings of shareholders. Most of our directors attended our annual general meeting of shareholders held in May 2018. Two of our directors were unable to attend due to prior commitments.

Director Nomination Process

Our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Although we do not have a formal diversity policy, in considering diversity of our Board, and consistent with our Policy on Consideration of Director Candidates, our Nominating Committee will take into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make.

Our Nominating Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of its current make-up. In its assessment of the needs of our Board and its evaluation of director nominees, our Nominating Committee will consider factors such as:

•	the ability of the candidate to represent the best interests of all of the shareholders of the Company;
•	the candidate’s commitment to enhancing long-term shareholder value;
•	the candidate’s standards of integrity, ethics, commitment and independence of thought and judgment;
•	the candidate’s record of professional accomplishment in his/her chosen field;
•	the candidate’s independence from a material personal, financial or professional interest in any present or potential competitor of the Company;
•

the candidate’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties on the Board and its Committees, including the candidate’s service on other public company boards; and

•	the extent to which the candidate contributes to the range of talent, skill and expertise on the Board;
•

the extent to which the candidate contributes to the diversity of the Board, including differences of viewpoint, professional experience, education, and skill, as well as race, gender and national origin;

•	the balance of management and independent directors; and
•	the need for Audit Committee expertise.

Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. Our directors’ performance and qualification criteria are reviewed annually by our Nominating Committee.

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Identification and Evaluation of Nominees for Directors

Our Nominating Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with our Nominating Committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, our Nominating Committee may identify the desired skills and experience of a new nominee in light of the criteria above, in which case, our Nominating Committee would generally poll our Board and members of management for their recommendations. Our Nominating Committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. Our Nominating Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of our Nominating Committee and by certain of our other independent directors and executive management as appropriate. In making its determinations, our Nominating Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, our Nominating Committee makes its recommendation to our Board. To date, our Nominating Committee has not utilized third-party search firms to identify director candidates. Our Nominating Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Jeryl Hilleman Nomination

Ms. Hilleman was appointed to our Board in July 2018. A member of our Board recommended to the Nominating Committee that it consider Ms. Hilleman as a director candidate.

Shareholder Recommendations and Nominations

A shareholder or shareholders holding at least one tenth (1/10th) of the total voting rights of the members who have the right to vote at a general meeting of the shareholders of the Company may propose a person for election to the office of director at an annual meeting. Shareholders may recommend director candidates by written submissions containing the information required by our Articles (and further detailed in the next paragraph) to NovoCure’s company secretary at NovoCure Limited, Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF. Our Nominating Committee evaluates nominees recommended by shareholders in the same manner as it evaluates other nominees.

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For a shareholder to make a formal nomination for election to our Board at an annual meeting, the shareholder must provide advance notice to the Company, which notice must be received by NovoCure’s company secretary at NovoCure Limited, Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF, not later than the 90th Clear Day (as defined in our Articles) nor earlier than the 120th Clear Day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that if that the date of the annual meeting is advanced by more than 30 days prior to such anniversary date or delayed by more than 60 days after the anniversary date, then, it must be so received by the company secretary not earlier than the close of business on the 120th Clear Day prior to such annual meeting and not later than the close of business on the later of (i) the 60th Clear Day prior to such annual meeting, or (ii) the tenth Clear Day following the day on which a public announcement of the date of such annual meeting is first made. As set forth in our Articles, submissions must include all information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Regulation 14(a) under the Exchange Act and a written and signed consent of the proposed nominee to be named in the proxy statement as a nominee and to serve as a director if elected. Our Articles also specify further requirements as to the form and content of a shareholder’s notice. We recommend that any shareholder wishing to make a nomination for director review a copy of our Articles, as amended and restated to date, which is available, without charge, from Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA.

Code of Ethics

We have adopted a written code of business conduct and ethics (the “Code of Ethics”) that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A current copy of the Code of Ethics is posted in the “Corporate Governance” section of our investor relations website at www.novocure.com. We intend to disclose any amendment to the Code of Ethics, or any waivers of its requirements, on our website.

Corporate Governance Guidelines

Our Corporate Governance Guidelines address Board composition, compensation, director qualifications, director independence, committee structure and roles, among other things. Our Board and our Nominating Committee regularly review our governance policies and practices and developments in corporate governance and update our Corporate Governance Guidelines as they deem appropriate. The Corporate Governance Guidelines are posted in the “Corporate Governance” section of our investor relations website at www.novocure.com.

Shareholder Communications with the Board of Directors

Should shareholders or other interested parties wish to communicate with our Board or any specified individual directors, such correspondence should be sent to the attention of our General Counsel, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA. Our General Counsel will forward the communication to the appropriate Board members. Communications that are not related to the duties and responsibilities of the Board, or are otherwise considered to be improper for submission to the intended recipient(s), as determined by our General Counsel, will not be forwarded.

Compensation Committee Interlocks and Insider Participation

None of the directors who served as members of our Compensation Committee during 2018 was an officer or one of our employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board or our Compensation Committee. No member of our Compensation Committee has any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has not entered into any transactions since January 1, 2018, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our Ordinary Shares had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this Proxy Statement captioned “Director Compensation” and “Executive Compensation.”

Related Party Transaction Policy

Our Board adopted a written related party transaction policy as set forth in our Corporate Governance Guidelines, setting forth the policies and procedures for the review and approval or ratification of transactions involving us and related persons. For the purposes of this policy, related persons will include our executive officers, directors and director nominees or their immediate family members, or shareholders owning 5% or more of our outstanding Ordinary Shares and their immediate affiliates.

The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, any transaction, arrangement or relationship, where the amount involved exceeds $120,000 per year and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Our executive officers and directors are discouraged from entering into any transaction that may cause a conflict of interest. If such a transaction shall arise, they must report any potential conflict of interest, including related party transactions, to our General Counsel, who will then review and summarize the proposed transaction for our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related party transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy.

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2018 DIRECTOR COMPENSATION

Director Compensation Program

Our Compensation Committee, with the guidance of our compensation consultant, reviews our director compensation program annually to evaluate whether it remains in alignment with the compensation practices of our peers.

Cash Compensation

Members of our Board who do not serve as employees of, or who are not compensated consultants to, the Company (each, a “Non-Employee Director”) are eligible to receive compensation from us for their service on our Board in accordance with our Non-Employee Director Compensation Program. Accordingly, Messrs. Danziger and Doyle do not and Professor Palti did not receive compensation from us for their service on our Board. For the 2018 compensation year, our Non-Employee Directors received the following cash retainers, which are paid in quarterly installments following the end of each quarter:

•	a base annual retainer of $45,000;
•	an additional annual retainer of $25,000 to our lead independent director;
•	an additional annual retainer of $25,000 to the chair of our Audit Committee;
•	an additional annual retainer of $15,000 to the chair of our Compensation Committee;
•	an additional annual retainer of $10,000 to the chair of our Nominating Committee;
•	an additional annual retainer of $15,000 to each member of our Audit Committee;
•	an additional annual retainer of $7,500 to each member of our Compensation Committee; and
•	an additional annual retainer of $5,000 to each member of our Nominating Committee.

We also reimburse all of our directors for reasonable and necessary expenses incurred to attend board of director or committee meetings.

Equity Compensation

Our Non-Employee Directors are eligible to receive equity awards under our 2015 Omnibus Incentive Plan (the “2015 Plan”) or any other equity plan we maintain pursuant to our Non-Employee Director Compensation Program. During the course of our Compensation Committee’s annual review of our director compensation program, and taking into consideration provided by our compensation consultant, the Compensation Committee recommended, and the Board approved, adjustments to our Non-Employee Director Compensation Program to ensure that it remains in alignment with the compensation practices of our peers.

Initial Awards: Upon his or her initial election or appointment to our Board, each Non-Employee Director will receive a non-qualified share option (an “Initial Award”) to purchase a number of our Ordinary Shares such that the award has an aggregate grant date fair value equal to $667,000 (subject to rounding to the nearest whole Ordinary Share). If the Non-Employee Director is appointed between Annual Meetings, the Initial Award will be granted on the last trading day of the month following such election or appointment, and if the Non-Employee Director is elected at an Annual Meeting, the Initial Award will be granted on the date of such Annual Meeting.

Each Initial Award will vest in equal installments over three years on the anniversary of the date of grant (the “Grant Anniversary Date”), subject to the Non-Employee Director’s continued service to us through the applicable Grant Anniversary Date. In the case of Initial Awards granted on the date of our Annual Meeting, if a subsequent Annual Meeting is held prior to the Grant Anniversary Date, the annual vesting for such year will occur the day immediately preceding the date of the Annual Meeting in such year, subject to the Non-Employee Director’s continued service to us on such date.

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Annual Awards: A Non-Employee Director who has served as a member of our Board for at least six months prior to the date of our annual meeting of shareholders will be granted an equity award under the 2015 Plan consisting of non-qualified share options and/or RSUs (collectively, the “Annual Awards”). Fifty percent of the value of the equity award will be RSUs and the remainder will be non-qualified share options. The total aggregate grant date fair value of the equity award(s) will equal $345,000 (subject to rounding to the nearest whole Ordinary Share).

The number of shares underlying share options for both Initial Awards and Annual Awards is calculated based on a Black-Scholes calculation utilizing the trailing 30-day average share price to the trading day immediately prior to the date of grant.  Similarly, the number of shares of RSUs for Initial Awards and Annual Awards is calculated based on the trailing 30-day average share price to the trading day immediately prior to the date of grant.

Mr. Madden was elected initially to the Board in 2017, prior to the adoption of the current Non-Employee Director Compensation Program. Accordingly, the Compensation Committee granted Mr. Madden an Annual Award in 2018 with a total aggregate grant date fair value of $500,000 (subject to rounding to the nearest whole Ordinary Share). After 2018, Mr. Madden will receive Annual Awards consistent with the prior paragraph.

Each Annual Award will vest in full on the earlier of (a) the Grant Anniversary Date or (b) the day immediately preceding the date of the next Annual Meeting, subject to the Non-Employee Director’s continued service to us through each date. In addition, any outstanding equity awards made pursuant to the Non-Employee Director Compensation Program will vest in full immediately prior to a Change in Control (as defined in the 2015 Plan), subject to the Non-Employee Director’s continued service to us on such date.

Share Ownership Guidelines

Pursuant to the NovoCure Limited Share Ownership Guidelines, adopted in 2017, directors are expected to own Ordinary Shares of our Company having a value equal to at least three times the annual cash retainer. Our non-employee directors are required to achieve the Share Ownership Guidelines within five years of joining our Board or, in the case of directors serving at the time the guidelines were initially adopted, within five years of the date of adoption of the guidelines.

Compensation

Certain of our directors received compensation from us in their capacity as an employee of or consultant to us. However, our directors who are also employees, such as Mr. Danziger or Mr. Doyle, or who are compensated consultants, such as Professor Palti, do not now, and are not expected in the future to, receive any compensation for their services as a director. In the case of Mr. Danziger and Mr. Doyle, each of whom is a named executive officer (“NEO”), their compensation is reported in the 2018 Summary Compensation table. In the case of Professor Palti, who is not an NEO, compensation is payable pursuant to and in accordance with a consulting agreement with us, as described below.

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The following table shows the total compensation earned or paid to our independent directors for the year ended December 31, 2018:

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)(3)	Option awards ($)(2)(3)	All other compensation ($)	Total ($)
William Burkoth	50,917	193,260	193,093	—	437,270
Jeryl Hilleman (4)	27,667	—	673,458	—	701,125
David Hung (5)	30,625	—	746,557	—	777,182
Louis J. Lavigne, Jr. (6)	57,167	193,260	193,093	—	443,520
Kinyip Gabriel Leung (7)	30,625	193,260	193,093	—	416,978
Martin J. Madden	65,000	280,094	279,840	—	624,934
Sherilyn McCoy (8)	35,000	—	746,557	—	781,557
Yoram Palti, M.D., Ph.D. (9)	—	—	—	282,513	282,513
Gert Lennart Perlhagen (10)	21,875	—	—	—	21,875
Charles G. Phillips III	70,875	193,260	193,093	—	457,228
William A. Vernon	87,458	193,260	193,093	—	473,811

(1)	See the section of this Proxy Statement captioned “2018 Director Compensation - Director Compensation Program” for a description of these fees.
(2)

On May 31, 2018 and July 31, 2018 our Board approved equity awards consistent with our Non-Employee Director Compensation Program described above. The amounts represent the aggregate grant date fair value of the equity awards granted on May 31, 2018 and July 31, 2018, computed in accordance with FASB ASC Topic 718. See Note 14 to our consolidated financial statements in our Annual Report for a discussion of the assumptions we use to account for share-based compensation. These amounts reflect our accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the directors.

(3)

The aggregate number of stock option awards outstanding as of December 31, 2018 for the non-employee directors was: Mr. Leung: 306,493; Ms. McCoy: 45,137; Dr. Hung: 45,137; Ms. Hilleman: 37,101; Mr. Burkoth: 57,455; Mr. Lavigne: 220,052; Mr. Madden: 41,491; Mr. Perlhagen: 45,100; Mr. Phillips: 170,052; Mr. Vernon: 57,445; and Prof. Palti: 0. The aggregate number of restricted stock unit awards outstanding as of December 31, 2018 for the non-employee members of the Board was: Mr. Leung: 6,145; Ms. McCoy: 0; Dr. Hung: 0; Ms. Hilleman: 0; Mr. Burkoth: 6,145; Mr. Lavigne: 0; Mr. Madden: 8,906; Mr. Perlhagen: 0; Mr. Phillips: 6,145; Mr. Vernon: 6,145; and Prof. Palti: 0

(4)	Ms. Hilleman joined our Board on July 25, 2018.
(5)	Dr. Hung joined our Board on May 31, 2018.
(6)	Mr. Lavigne retired from our Board on October 24, 2018.
(7)	Mr. Leung received an initial equity award of as a non-employee director on May 31, 2018. Mr. Leung previously received equity awards as an employee in 2011, 2013 and 2014.
(8)	Ms. McCoy joined our Board on May 31, 2018.
(9)

This amount includes $240,000 in consulting fees and $42,513 for automobile payments paid to Palti Consultants Ltd. For more information, see Palti Consulting Arrangement below. Prof. Palti retired from our Board on October 24, 2018.

(10)	Mr. Perlhagen retired from our Board on May 31, 2018.

Palti Consulting Arrangement

We are party to a consulting agreement with Palti Consultants Ltd., a private Israeli company, pursuant to which Professor Palti provides research and development services to us relating to Optune, as well as other projects of ours. Under the consulting agreement, Palti Consultants Ltd. receives an aggregate of $20,000 per month for Professor Palti’s services. We also pay for the use of a company automobile and reimbursement for actual business expenses arising out of travel, lodging, meals and entertainment in connection with his services to us. In lieu of providing Professor Palti with a company car, we currently satisfy our automobile obligations under the consulting agreement by paying Palti Consultants Ltd. cash sufficient to cover the costs of his automobile.

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Compensation Discussion and Analysis

EXECUTIVE COMPENSATION

This section discusses and analyzes the decisions we made concerning the compensation of our NEOs for 2018. It also describes the process for determining executive compensation and the factors considered in determining the amount of compensation awarded to our NEOs.

Our NEOs for 2018 are:

Name	Title
Asaf Danziger	President, Chief Executive Officer and director
William F. Doyle	Executive Chairman and director
Wilhelmus Groenhuysen	Chief Financial Officer
Eilon Kirson (1)	Chief Science Officer and Head of Research and Development
Pritesh Shah (2)	Chief Commercial Officer
(1)	Mr. Kirson will retire effective May 1, 2019.
(2)	Mr. Shah was appointed as Chief Commercial Officer on July 1, 2018.

Executive Summary

2018 Highlights

We are a global oncology company with a proprietary platform technology called Tumor Treating Fields, the use of electric fields tuned to specific frequencies to disrupt solid tumor cancer cell division. We have over 600 employees around the world who are working to extend survival in some of the most aggressive forms of cancer by developing and commercializing Tumor Treating Fields. Our 2018 Company goals, which we believe are reflected in our 2018 annual incentive programs, were to:

•	drive commercial adoption of Optune, our first Tumor Treating Fields delivery system;
•	advance the clinical pipeline;
•	deliver shareholder value by building a profitable business; and
•	invest in our people and culture.

2018 was a particularly productive year for us. We finished the year with growth in our GBM business globally and tangible progress in our clinical development programs. Our key accomplishments in 2018 included:

•	Active patient growth of 30% year over year, with 2,383 active patients on Optune at December 31, 2018;
•	Total prescription growth of 23% year over year, with 5,060 prescriptions received in 2018;
•	Obtained national reimbursement for Optune for the treatment of newly diagnosed GBM in Sweden;
•	Substantial progress towards Medicare coverage for Optune for the treatment of newly diagnosed GBM;

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•	Presented data for STELLAR registrational trial in malignant pleural mesothelioma (MPM);
•	Submitted Humanitarian Device Exemption application to FDA for approval of Optune for treatment of MPM;
•	First patient enrolled in PANOVA-3 phase 3 pivotal trial in pancreatic cancer;
•	HEPANOVA phase 2 pilot trial in liver cancer opened for enrollment;
•	Novel algorithms developed to enable optimized treatment planning;
•	Closing share price increased from $20.20 on December 29, 2017 to $33.48 on December 31, 2018, the last trading day of each year;
•	$248 million in net revenues, representing 40% annual growth compared to 2017; and
•	Licensing and collaboration agreement with Zai Lab in Greater China.

Because of our performance results, particularly in the areas of strategic collaboration, commercial adoption of Optune and the delivery of shareholder value, our NEOs earned above-target annual cash incentive awards, as described further in the section entitled “Annual Incentives.”

Our Pay Practices

We believe that our compensation practices are competitive with the market and our peers. Our compensation program is designed to attract and retain qualified executives in order to achieve our strategic objectives. Our policies and practices include:

•

Pay for performance. A significant percentage of each NEO’s target total direct compensation is variable or performance-based compensation, with the amounts realized by our NEOs fluctuating based on actual performance in the case of annual incentives or the value of our shares in the case of long-term equity awards.

•

Performance measures support strategic objectives. The performance measures we use for our annual incentive program reflect strategic and operating objectives that are designed to support the creation of long-term value for our shareholders.

•	Appropriate risk-taking. We set performance goals that consider our publicly-announced Company goals, which we believe will encourage appropriate risk taking.
•	No tax gross-ups. We do not provide tax gross-ups on severance or change in control benefits.
•	No re-pricings or exchanges of underwater share options. The 2015 Plan prohibits re-pricing or exchange of underwater share options without shareholder approval.
•

Share ownership guidelines. Our NEOs and other executives are required to accumulate and hold shares equal to a multiple of base salary. If an executive has not met his or her ownership requirement in a timely manner, the executive is required to retain a portion of shares received under long-term incentive awards until the requirements are met.

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•	Anti-hedging and anti-pledging policy. Our executives, directors and other insiders are prohibited from entering into hedging and pledging transactions related to our shares.
•

Clawback Policy. Our Policy on Recoupment of Incentive Compensation applies to all executive officers. It permits the Board to recover from an executive any annual or long-term incentive compensation the executive received during the three year period preceding the filing of financial statements that were restated due to our material noncompliance with any financial reporting requirement under the securities laws if (1) the payment or award was predicated upon achieving certain financial results that were the subject of the restatement, (2) the Board determines that the executive engaged in intentional misconduct that significantly contributed to the need for the restatement, and (3) a lower payment or award would have been made to the executive based upon the restated financial results.

In addition, the Compensation Committee has recommended, and our Board has indicated its intent to adopt, a long-term incentive program which will include share options with performance-based vesting criteria.

2018 Say-on-Pay Vote

At our 2018 annual meeting, our shareholders expressed support for our executive compensation program, with 78.0% of the votes cast (excluding abstentions and broker non-votes) voting in favor of the compensation of our NEOs. To be responsive to shareholders following the 2018 annual meeting, we contacted our 25 largest institutional shareholders and engaged in discussion with each of those shareholders who expressed an interest in meeting with us. The opinions of our shareholders are important to us and we are committed to taking investor feedback into account when designing our compensation programs. As part of this commitment, based on the feedback received through meaningful discussions with shareholders, we are in the process of adopting a long-term incentive program which will include share options with performance-based vesting criteria as a meaningful part of our NEO annual equity award allocations for our 2019 fiscal year. We intend to implement this equity program change for our NEOs to respond to feedback from our key investors and to continue to align our long-term pay incentives with our shareholder interests. The Compensation Committee will continue to consider shareholder input as well as the results of our say-on-pay votes when making future compensation decisions for our NEOs.

The Role and Philosophy of our Compensation Committee

Our Compensation Committee has primary responsibility for making compensation decisions for our executives and operates under a charter approved by the Board. Our Compensation Committee retained Radford, an Aon Hewitt Company (“Radford”), as its independent executive compensation consultant to advise on 2018 compensation matters. The Compensation Committee subsequently retained FW Cook as its independent executive compensation consultant to advise on 2019 compensation matters. For 2018, our Compensation Committee used information from Radford and input from our CEO and our Executive Chairman (except for matters regarding their own pay) and assistance from our Human Resources department to make compensation decisions and to conduct its annual review of our Company’s executive compensation program.

The philosophy of our executive compensation program is to provide a compelling, dynamic, market-based total compensation program tied to performance and aligned with our shareholders’ interests. Our goal is to ensure our Company has the talent it needs to maintain sustained long-term performance for our shareholders and employees. The guiding principles that help us achieve these goals are:

•

Recruit and retain. Our program is designed to allow us to recruit effectively in the highly competitive labor market in which we compete and retain top talent for our critical roles. In particular, given the unique nature of

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our business as the first commercialized oncology medical device company, we believe that it is critical that we recruit and retain very talented individuals to help us continue to grow and optimize our business model.

•	Pay for performance. A significant portion of our executives’ compensation is tied to the performance of our Company, rewarding executives for progress towards our strategic and operational goals.
•	Aligned with strategy. Our compensation program is designed to be aligned with our Company strategies.
•	Aligned with shareholders. Our compensation program, through both design and payouts, is structured to be aligned with the long-term interests of our shareholders.
•

Reinforce succession planning. We believe that our compensation program plays a key role in making sure we have the talent we need for long-term success and to deliver against our strategic operating plan.

•

Data-driven decision making. We design our executive compensation program and make pay decisions considering a balance of information. Given the locations of our executives in Israel and the United States, we benchmark not only against our peers but also in consideration of customary executive compensation practices in Israel and the United States.

Compensation Consultant

For 2018, our Compensation Committee retained Radford to assist with updating the Company’s compensation peer group; conducting market research and analysis on annual and long-term incentive programs, salaries, and equity plans; assisting our Compensation Committee in developing target grant levels and annual salaries for executives and other employees; advising our Compensation Committee on public company equity plans and practices; providing our Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions; and reviewing compensation proposals of management. For 2019, our Compensation Committee has retained FW Cook to advise on 2019 compensation matters.

Our management has also engaged Radford for other advisory services and has engaged Aon, Radford’s parent company, to provide insurance brokerage services. Neither our Compensation Committee nor the Board has a role in the engagement of Radford for services to the Company that are unrelated to executive and director compensation.

Based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in SEC Rule 10C-1(b)(4) under the Exchange Act, the NASDAQ Listing Rules and such other factors as were deemed relevant under the circumstances, our Compensation Committee has determined that Radford is independent and the work Radford performed on behalf of our Compensation Committee did not raise any conflict of interest.

In establishing compensation levels and awards for executive officers other than our CEO and Executive Chairman, our Compensation Committee takes into consideration the recommendations of Radford and our Human Resources department, Company performance and evaluations by our CEO of each executive’s individual performance. Our Compensation Committee evaluates director compensation primarily on the basis of peer group data used for benchmarking director compensation provided by Radford.

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Compensation Components

Our executive compensation program includes the following key elements:

Element	Design	Purpose	Key 2018 Actions
Base Salary	Fixed compensation component. Reviewed annually and adjusted as appropriate.	Intended to attract and retain executives with proven skills and leadership abilities that will enable us to be successful.	Chief Commercial Officer was appointed, with a compensation package taking peer practices into consideration. None of our other NEOs received an increase in base salary for 2018.
Annual Incentive Award	Variable, performance-based compensation component. Payable based on business results and individual performance.	Intended to motivate and reward executives for successful execution of strategic priorities.

Targets as a percentage of base salary were established at the beginning of 2018 for each NEO, with payments reflecting achievement of our key strategic objectives as determined by the Compensation Committee. None of our NEOs received an increase in target bonus opportunity for 2018.

Long-Term Incentive Awards	Variable, at-risk compensation component. Delivered in 2018 as RSUs and share options, the value of which will depend on share price performance.

Intended to motivate and reward executives for long-term Company financial performance and enhanced long-term shareholder value by balancing compensation opportunity and risk, while encouraging sustained performance and retention.

Equity awards granted in 2018 to NEOs were targeted at competitive levels commensurate with the high performance and experience of the executive team to encourage exceptional future performance and provide retention value.

Setting Compensation

We have designed our executive compensation program to attract, retain and motivate superior executive talent by providing compensation, in the aggregate, that we believe is reasonable and competitive. We provide our executives with incentives that we believe will both reward the achievement of performance goals that directly correlate to the enhancement of shareholder value and facilitate executive retention. We strive to align our executives’ interests with those of shareholders through long-term incentives linked to specific performance.

Our Compensation Committee’s annual compensation review for 2018 included an analysis of data, comparing the Company’s executive and director compensation levels against a peer group of medical device, diagnostics and biopharmaceuticals companies. Radford provided our Compensation Committee with advice, counsel and recommendations with respect to the composition of the peer group and competitive data used for benchmarking our compensation program. Our Compensation Committee used this and other information provided by Radford to reach an independent recommendation regarding compensation to be paid to our Executive Chairman, CEO, directors and other executives. Our Compensation Committee’s final recommendation was then given to the independent directors of our Board for review and final approval.

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Our Compensation Committee reviewed the companies included in the prior year’s peer group of publicly-traded companies with respect to revenue, market capitalization and enterprise value, each as compared to the same metrics for the Company, and determined that certain adjustments were necessary for 2018 in light of the Company’s growth in revenues and its market capitalization at the time of the Compensation Committee’s review.  Following this review, 12 historical peers were retained and seven additional peers were added to our peer group. Specifically, we added Agios Pharmaceuticals, Inc., Genomic Health, Inc., Intercept Pharmaceuticals, Inc., Nektar Therapeutics, Portola Pharmaceuticals, Inc., Supernus Pharmaceuticals, Inc., and TESARO, Inc. and we removed ARIAD Pharmaceuticals, Inc., Keryx Biopharmaceuticals, Inc., MacroGenics, Inc., Merrimack Pharmaceuticals, Inc., Ophthotech Corporation, Retrophin, Inc. and ZELTIQ.

The peer group of publicly-traded companies set forth below was used to analyze 2018 executive compensation:

• Acceleron Pharma Inc.	• Ironwood Pharmaceuticals, Inc.
• Agios Pharmaceuticals, Inc.	• MiMedx Group, Inc.
• Clovis Oncology, Inc.	• Momenta Pharmaceuticals, Inc.
• FibroGen, Inc.	• Nektar Therapeutics
• Foundation Medicine, Inc.	• Nevro Corp.
• Genomic Health, Inc.	• Portola Pharmaceuticals, Inc.
• Halozyme Therapeutics, Inc.	• Repligen Corporation
• Insulet Corporation	• Supernus Pharmaceuticals, Inc.
• Insys Therapeutics, Inc.	• TESARO, Inc.
• Intercept Pharmaceuticals, Inc.

Our Compensation Committee selected these companies after reviewing publicly-held companies in the medical device, diagnostics and biopharmaceuticals industries offering products/services similar to ours, with annual revenues generally between one-third and three times our annual revenue and market capitalization within a reasonable range of our market capitalization. Our 2018 Peer Group was composed of companies with annual revenues ranging from $7.1 to $387.5 million and with a median of $131.3 million (trailing twelve months at time of approval in December 2017) and market capitalization ranging from approximately $717.1 million to $6.5 billion and with a median of $2.3 billion (as of October 2017). Our trailing twelve month revenues and our market capitalization at the time the peer group was approved was at the 48th and 31st percentiles, respectively.

Our Compensation Committee reviewed a report summarizing compensation levels at the 25th, 50th and 75th percentiles of the 2018 Peer Group and the survey composite data for positions comparable to those held by each of our NEOs. Our Compensation Committee also reviewed a report comparing the target total cash compensation (base salary plus target annual incentive) and target total direct compensation (base salary plus target annual incentive plus target long-term incentive) for each of the NEOs against these benchmarks. For retention and competitive considerations, the Company evaluates each NEO’s total cash compensation and total direct compensation levels against the 2018 Peer Group data or survey composite data applicable to his or her position. Because compensation decisions are complex, the Compensation Committee considers competitive market data as one factor in evaluating compensation decisions. Our Compensation Committee’s final determinations with respect to base salary, target annual incentive compensation and target long-term incentive compensation also reflect consideration of the Company’s and the NEO’s performance, internal comparisons, potential, scope of position, retention needs, dilution constraints and other factors our Compensation Committee deems appropriate. Our Compensation Committee made its specific compensation determinations in 2018, as described further below, with the intention to provide our executive officers with the ability to earn above-market compensation for superior performance in furtherance of the Company’s long-term strategic goals.

2019 Proxy Statement

Base Salary

Our Compensation Committee conducts an annual review of each executive officer’s base salary, with input from our Executive Chairman (other than with respect to himself) and our Chief Executive Officer (other than with respect to himself or the Executive Chairman), and makes adjustments as it determines appropriate in furtherance of our compensation philosophy and company performance objectives and needs. Revisions generally become effective in April of that year.

With the exception of Mr. Shah, whose base salary was reviewed and adjusted upon his appointment as Chief Commercial Officer, our NEOs’ base salaries were not adjusted in 2018. The Compensation Committee reviewed benchmarking for Chief Commercial Officers within our peer group and also took into consideration internal pay equity when establishing Mr. Shah’s base salary for his new role as Chief Commercial Officer.

The current annual base salaries of our NEOs are set forth below (expressed in U.S. dollars and, for Mr. Danziger and Mr. Kirson, converted based on the NIS/US$ exchange rate of 4 NIS per 1 USD):

Named executive officer	Base salary ($)
William F. Doyle	750,000
Asaf Danziger	692,675
Wilhelmus Groenhuysen	600,600
Eilon Kirson	461,783
Pritesh Shah	425,000

Annual Incentives

In general, the annual incentives, including the cash bonus of each executive officer, are determined by the achievement of corporate goals and personal objectives. Under their respective employment agreements, the NEOs have pre-established target bonus amounts (expressed as a percentage of base salary) payable at the discretion of our Board and Compensation Committee based on actual performance.

2019 Proxy Statement

Our Board-approved corporate objectives for 2018 are described below, together with the corresponding highlights and accomplishments related to each, some of which impacted more than one objective. We believe that the objectives require a meaningful level of performance to provide payout under this program and that the goals employed are robust “stretch” targets. These objectives were intended to incentivize the achievement of our strategic operating plan and were designed to be achievable with strong coordinated performance by management.  The corporate objective achievement is based on the Compensation Committee’s assessment of the degree to which corporate objectives have been achieved. This score is determined by the Compensation Committee and may range from 0% to 200%.

Drive commercial adoption of Optune

•     Active patient growth of 30% year over year, with 2,383 active patients on Optune at December 31, 2018

•     Total prescription growth of 23% year over year, with 5,060 prescriptions received in 2018

•     Substantial progress towards Medicare coverage for Optune for the treatment of newly diagnosed GBM

•     First patient treated in Hong Kong through our collaboration with Zai Lab

•     Continued launch of Optune in Japan

•     Obtained national reimbursement for Optune for the treatment of newly diagnosed GBM in Sweden

Advance our clinical pipeline

•     Submitted Humanitarian Device Exemption application to FDA for approval of Optune for treatment of MPM

•     First patient enrolled in PANOVA-3 phase 3 pivotal trial in pancreatic cancer

•     HEPANOVA phase 2 pilot trial in liver cancer opened for enrollment

•     Novel algorithms developed to enable optimized treatment planning

•     Established concept of dose density

•     Received NCCN Category 1 designation for Optune for the treatment of newly diagnosed GBM

Deliver shareholder value by building a profitable business

•     Closing share price increased 65% from $20.20 on December 29, 2017 to $33.48 on December 30, 2018

•     $248 million in 2018 net revenues, representing 40% annual growth compared to 2017

•     Secured $150 million non-dilutive debt funding

•     Licensing and collaboration agreement with Zai Lab in Greater China

•     Generated significant operating income from our GBM business

•     Reduced costs associated with delivery of therapy

Invest in our people and culture

•     Codified our mission and values and our patient forward commitments

•     Consistently measured and improved employee engagement globally

•     Optimized staffing of our clinical operations team

2019 Proxy Statement

For 2018, the Compensation Committee determined corporate objective achievement based on an assessment of Company and individual performance.  Based on this assessment, our Board and Compensation Committee determined that the Company far exceeded expectations regarding achievement of certain objectives which resulted in performance above expectations. Based on the overall level of achievement of corporate objectives, upon the recommendation of our Compensation Committee, our Board determined that our Company exceeded its corporate objectives and that it would pay cash bonuses to the Company’s executive officers (including the NEOs) for 2018 at 125% of target.

Objective	Weighting
Drive commercial adoption of Optune	25%
Advance our clinical pipeline	30%
Deliver shareholder value by building a profitable business	30%
Invest in our people and culture	15%
Total:	100%
Corporate Objective Achievement:	125%

The table below shows the target cash bonus award as a percentage of each NEO’s 2018 base salary and the actual cash bonus payments to our NEOs for 2018 performance, which were paid in March 2019.

Named executive officer	FY 2018 target bonus (% Base Salary)	Realization (%) corporate achievement/ personal objectives	Actual FY 2018 bonus ($)(1)
William F. Doyle	90%	125%/100%	843,750
Asaf Danziger	75%	125%/100%	644,266
Wilhelmus Groenhuysen	50%	125%/100%	375,375
Eilon Kirson	50%	125%/100%	286,340
Pritesh Shah	50%	125%/100%	265,625
(1)

The amount reported for each of Mr. Danziger’s and Mr. Kirson’s bonus reflects the actual amount paid in March 2019, as expressed in U.S. dollars, based on the NIS/US$ exchange rate. The Company uses an exchange rate of 4 NIS per 1 USD and translates the amount paid in NIS according to each transaction date.

Long-term Incentives

Share Options

Share options are an important element of our long-term incentive program, enabling us to further align the interests of executives with those of shareholders. In general, share options are awarded annually to our executives as well as to other key employees. Share options entitle the holder to purchase a fixed number of our Ordinary Shares at a set price during a specified period of time. The right to exercise the options is subject to a vesting schedule. Because share options vest over time and only have value if the price of our Ordinary Shares increases, they encourage efforts to enhance long-term shareholder value.

2019 Proxy Statement

Our Compensation Committee sets guidelines for the value of share options to be awarded based on competitive compensation data. For 2018, the number of share options awarded to each NEO was determined following an analysis of benchmarking data provided by Radford comparing equity award types and levels granted by our peer group and consideration of the compensation philosophy factors discussed above. Share option awards to our NEOs were approved by the Committee to support our compensation philosophy, provide significant performance incentives and create retention value.

In February 2018, our Compensation Committee and Board granted share options to our NEOs.  For more information, please see the section below titled “ “Executive Officer Equity Awards in 2018” and the following tables for more information on share options awarded to our NEOs: 2018 Summary Compensation Table; 2018 Grants of Plan-Based Awards Table; Outstanding Equity Awards at 2018 Fiscal-Year End Table; and Option Exercises and Shares Vested Table.

Restricted Share Units

In 2017, we updated our long-term incentive program to include RSUs in our annual equity mix. Our Compensation Committee sets guidelines for the value of the annual RSUs to be awarded based on competitive compensation data. For 2018, the number of RSUs awarded to each NEO was determined following an analysis of benchmarking data provided by Radford comparing equity award types and levels granted by our peer group and consideration of the compensation philosophy factors discussed above. RSU awards to our NEOs were approved by the Committee to support our compensation philosophy, provide significant performance incentives and create retention value.

In February 2018, our Compensation Committee and Board granted RSUs to our NEOs.  For more information, please see the section below titled “Executive Officer Equity Awards in 2018” and the following tables for more information on RSUs awarded to our NEOs: 2018 Summary Compensation Table; 2018 Grants of Plan-Based Awards Table; Outstanding Equity Awards at 2018 Fiscal-Year End Table; and Option Exercises and Shares Vested Table.

Executive Officers Equity Awards in 2018

Recognizing the importance of the continuity and continued dedication of the management team and other key employees to achieving our Company’s key objectives, and after carefully considering the equity participation of such employees, the highly competitive labor market in which we compete to attract and retain employees, and our other near term and long term business objectives (including building a global GBM business and running up to four global Phase III clinical trials simultaneously over the next few years), our Compensation Committee granted option and RSU awards to the executive officers and other key employees in February 2018 above last year’s annual grant levels and above the median peer benchmarking to provide significant performance incentives and strong retention value. In addition to the February 2018 awards, Mr. Shah received equity awards prior to his appointment as Chief Commercial Officer to recognize his performance and to provide retention value.

Our Compensation Committee believes that time-based option and RSU awards have strong retention value and granting such awards to members of management and key employees, including our executive officers, was in the best interests of the Company and our shareholders given the importance of such personnel to achieving our short-term and long-term Company objectives. Our Compensation Committee was also concerned that, given the executive officers’ lengthy tenures with our Company and the unique nature of our business, the loss of any one of the executive officers would adversely impact the achievement of our objectives until a qualified replacement could be hired and become familiar our Company’s business.

2019 Proxy Statement

Our Compensation Committee believes that performance-based equity awards, in addition to granting time-based options and time-based RSUs, will incentivize and further align the interests of executives with the interests of shareholders. Accordingly, although performance-based grants are not prevalent amongst the members of our peer group, our Compensation Committee has recommended, and our Board has indicated its intent to adopt, a long-term incentive program which will include awards with performance-based vesting criteria in 2019.

Other Employee Benefits and Compensation

We provide limited executive perquisites to some of our NEOs and limited change-in-control benefits as described further below. We generally provide our executives in the United States and Israel with the same benefits provided to all other employees in the United States and Israel, respectively. In addition, pursuant to their employment agreements, each of our NEOs receives a car allowance and Mr. Groenhuysen receives a financial planning allowance.

In the United States, we sponsor a tax-qualified 401(k) defined contribution plan. Our 401(k) plan, which is generally available to all employees, allows participants to defer amounts of their annual compensation before taxes, up to the maximum amount specified by the U.S. Internal Revenue Code of 1986, as amended, or the Code, which was $18,500 per person for calendar year 2018 (participants age 50 or older are allowed an additional $6,000 in catch-up contributions per year for a total of $24,500). During 2018 we did not provide matching contributions or profit-sharing contributions to our 401(k) plan.

In Israel, we generally provide our executives, including NEOs, with severance, pension, disability and education benefits in line with both Israeli law as well as customary compensation practices among technology companies, including medical device companies. In accordance with certain exceptions under Israeli law, Messrs. Danziger and Kirson are each entitled to contractual severance benefits rather than the amounts specified by statute. Such contractual arrangements are common for employees in Israel in the technology sector. For Messrs. Danziger and Kirson, we have contractually agreed to adhere to the provisions of the General Approval and to contribute on a monthly basis to a Managers Insurance Policy (bituach menahalim) on their behalf with respect to severance, pension and disability benefits. In addition, we contribute to an advance study fund/professional education fund (keren hishtalmut) for the benefit of Messrs. Danziger and Kirson. In addition, the employment agreements for each of Mr. Danziger and Mr. Kirson provide that unused vacation days may be accumulated (for two subsequent years) or redeemed under certain limitations. Each executive is also entitled to recuperation pay (d’mey havra’ah) in accordance with the provisions of the applicable law (with the number of days determined based on seniority). Mr. Danziger is also entitled to one month of paid sick days, fully compensated based on his regular base salary, per each year. Unused sick days may be accumulated for use in subsequent years, up to the maximum of 6 months.

For additional details with respect to the amounts contributed to the Managers Insurance Policy and professional education fund, please see the footnotes to the 2018 Summary Compensation Table below. Except as described above, we do not currently sponsor or contribute to any qualified or non-qualified defined benefit plan or any non-qualified defined contribution plan, and we do not currently maintain (or have any outstanding obligation with respect to) any traditional non-qualified deferred compensation plan or other deferred compensation plans.

2019 Proxy Statement

Compensation Policies and Practices

Recoupment of Incentive Compensation (“Clawback”)

Our Policy on Recoupment of Incentive Compensation (the “Recoupment Policy”) applies to all executive officers (as designated by the Board) and any individual who served as an executive officer of the Company in the three year period prior to the date of the event that triggered the Recoupment Policy (each, an “Executive”). The Recoupment Policy permits the Board to recover from an Executive any annual or long-term incentive compensation payment or award made or granted to the Executive during the three year period preceding the filing of Company financial statements that were restated due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (a “Restatement”) if (1) the payment or award was predicated upon achieving certain financial results that were subsequently the subject of the Restatement; (2) the Board determines that the Executive engaged in intentional misconduct that significantly contributed to the need for the Restatement; and (3) a lower payment or award would have been made to the Executive based upon the restated financial results. In addition, the Board may require the return of certain profits realized by an Executive on the sale of Company securities if the Board determines that the Executive engaged in intentional misconduct that significantly contributed to the need for the Restatement.

Share Ownership Guidelines

Our Board believes that requiring NEOs and other executive officers to hold significant amounts of our Ordinary Shares strengthens their alignment with the interest of our shareholders and promotes achievement of long-term business objectives. Accordingly, our share ownership guidelines are intended to align more closely the interests of our directors and executive officers with the interests of our shareholders and to continue to promote our commitment to sound corporate governance. Under these guidelines, our executive officers are required to achieve ownership of our Ordinary Shares valued at three times their annual base salary (five times in the case of our CEO and our Executive Chairman) within five years of becoming an executive officer or, in the case of officers serving at the time the guidelines were initially adopted, within five years of the date of adoption of the guidelines. Our non-employee directors are required to achieve ownership of our Ordinary Shares valued at three times the amount of the annual cash retainer payable to directors within five years of joining our Board or, in the case of directors serving at the time the guidelines were initially adopted, within five years of the date of adoption of the guidelines. The ownership levels of our executive officers and directors as of March 19, 2019 are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Risk Considerations in Our Compensation Program

During 2018, at the direction of our Compensation Committee, Radford, with the assistance of our management, conducted a review of our compensation policies and practices for our executive officers. Radford presented the findings to our Compensation Committee for consideration. After consideration of the information presented, our Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

In making this determination, our Compensation Committee considered our pay mix, our base salaries, and the attributes of our incentive and other variable compensation programs, including our annual bonus plan, our equity compensation plans and our sales compensation plans. We also have in place numerous business controls such as quarterly reviews of sales compensation, the Recoupment Policy and other internal business and operational approval processes.

Our Compensation Committee believes that the design of our compensation programs as outlined in the "Compensation Discussion and Analysis" places emphasis on long-term incentives and competitive base salaries, while a portion of the total annual compensation is tied to short-term performance in the form of an annual bonus. Our Compensation Committee concluded that the mix and design of the elements of our compensation policies and practices do not motivate imprudent risk-taking. Consequently, we are satisfied that any potential risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

2019 Proxy Statement

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion & Analysis. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and our 2018 Annual Report.

COMPENSATION COMMITTEE

William A. Vernon, Chair

David T. Hung

Charles G. Phillips III

2018 Summary Compensation Table

The following table sets forth total compensation paid to our NEOs for 2018 and, to the extent required by applicable SEC disclosure rules, 2017 and 2016.

Named executive officer and principal position	Fiscal year	Salary ($)(1)	Stock Awards($)(2)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)	Total ($)
William F. Doyle (4) Executive Chairman	2018	750,000	587,505	2,359,400	843,750	18,000	4,558,655
	2017	750,000	10,446,000	11,750,648	810,000	18,000	23,774,648

Asaf Danziger (5) Chief Executive Officer	2018	692,675	587,505	2,359,400	644,266	286,448	4,570,294
	2017	698,439	1,144,000	1,533,150	643,668	292,331	4,311,588
	2016	651,272	—	652,694	—	276,483	1,580,449

Wilhelmus Groenhuysen (6) Chief Financial Officer	2018	600,600	489,580	1,966,162	375,375	27,500	3,459,217
	2017	600,600	929,500	1,195,857	360,360	30,765	3,117,082
	2016	600,600	—	5,630,025	—	28,470	6,259,095

Eilon Kirson (7) Chief Science Officer and Head of R&D	2018	461,783	440,618	1,769,541	286,340	184,522	3,142,804
	2017	455,284	780,780	1,116,133	286,075	204,319	2,842,591
	2016	419,570	—	489,520	—	128,639	1,037,729

Pritesh Shah (8) Chief Commercial Officer	2018	400,000	768,196	1,616,575	265,625	20,100	3,070,496

(1)

Mr. Danziger’s annual base salary, expressed in U.S. dollars, is $624,000 and Mr. Kirson’s annual base salary, expressed in U.S. dollars, is $416,000. In accordance with Company practice/policy, Mr. Danziger’s and Mr. Kirson’s annual base salary is paid in the new Israeli shekel, or NIS. The difference between the salary amounts established by our Compensation Committee and those reported in the table above are due to currency translations. The Company uses an exchange rate of 4 NIS per 1 USD and translates the amount paid in NIS according to each transaction date.

(2)

The amounts represent the aggregate grant date fair value of RSU and option awards granted by us in 2018, computed in accordance with FASB ASC Topic 718. See Note 14 in the notes to our consolidated financial statements included in our Annual Report for a discussion of the assumptions we use to account for share-based compensation. In the case of RSU awards, the grant date fair value was calculated based on the closing share price on the date of grant. These amounts reflect our accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the NEOs.

2019 Proxy Statement

(3)

For additional information, see “Annual Incentives” in the Compensation Discussion and Analysis. The amount reported for Mr. Danziger’s and Mr. Kirson’s annual cash bonus payment pursuant to the 2018 Cash Bonus Program reflects the actual amount paid in respect of 2018 performance, as expressed in U.S. dollars, based on the NIS/US$ exchange rate. The Company uses an exchange rate of 4 NIS per 1 USD and translates the amount paid in NIS according to each transaction date.

(4)	“All other compensation” for Mr. Doyle for 2018 was comprised of automobile payments totaling $18,000.
(5)	A detailed breakdown of “All other compensation” for Mr. Danziger for 2018 is provided in the table below, in each case, based on actual cost expressed in U.S. dollars.

Name	Fiscal year	Company contribution to benefits ($)(a)	Vacation payout ($)(b)	Automobile payments ($)(c)	Total ($)
Asaf Danziger	2018	170,174	71,043	45,231	286,448

(a)

For 2018, amount includes $106,823 in severance and pension contributions from us to Mr. Danziger’s Managers Insurance Policy; $51,951 in contributions from us to Mr. Danziger’s advance study fund/professional education fund (keren hishtalmut); $11,400 in payments by us in respect of social security and recuperation pay required by statute in Israel, convalescence pay and holiday gift cards given to Company employees twice per year (Passover and Rosh Hashana) and grossed up for taxes (includes $888 for gift cards, of which $444 is the value of the gift cards and $444 is the gross up amount).

(b)

For 2018, represents payment for 28 days of accrued but unused vacation time paid to Mr. Danziger pursuant to the exercise of his right, in accordance with his employment agreement, to annually elect to receive a cash payment based on his base salary in respect of such accrued but unused vacation time in lieu of using such accrued vacation in the future.

(c)

In lieu of providing Mr. Danziger with a company car, we currently satisfy our automobile obligations under Mr. Danziger’s employment agreement with us by paying Mr. Danziger cash sufficient to cover the costs of his automobile. The total amount paid to Mr. Danziger with respect to the automobile payments was $45,231 for 2018.

(6)

“All other compensation” for Mr. Groenhuysen for 2018 was comprised of automobile payments totaling $13,200, payment of tax preparation fees of $9,956, and insurance premiums paid of $4,344. For additional information, see “Executive employment arrangements—Groenhuysen employment agreement.”

(7)	A detailed breakdown of “All other compensation” for Mr. Kirson for 2018 is provided in the table below based on actual cost expressed in U.S. dollars.
Name	Fiscal year	Company contribution to benefits ($)(a)	Vacation payout ($)(b)	Automobile payments ($)(c)	Total ($)
Eilon Kirson	2018	117,261	41,286	25,975	184,522

(a)

The amount includes $71,198 in severance and pension contributions from us to Mr. Kirson’s Managers Insurance Policy; $34,634 in contributions from us to Mr. Kirson’s advance study fund/professional education fund (keren hishtalmut); $11,429 in payments by us in respect of social security and recuperation pay required by statute in Israel, convalescence pay and holiday gift cards given to Company employees twice per year (Passover, Rosh Hashana and birthday) and grossed up for taxes (includes $946 for gift cards, of which $473 is the value of the gift cards and $473 is the gross up amount).

2019 Proxy Statement

(b)

For 2018, represents payment for 24 days of accrued but unused vacation time paid to Mr. Kirson pursuant to the exercise of his right, in accordance with his employment agreement, to annually elect to receive a cash payment based on his base salary in respect of such accrued but unused vacation time in lieu of using such accrued vacation in the future.

(c)

In lieu of providing Mr. Kirson with a company car, we currently satisfy our automobile obligations under Mr. Kirson’s employment agreement with us by paying Mr. Kirson cash sufficient to cover the costs of his automobile. The total amount paid to Mr. Kirson with respect to the automobile payments was $25,975 for 2018.

(8)

“All other compensation” for Mr. Shah for 2018 consisted of automobile payments totaling $20,100. Mr. Shah’s salary increased to $425,000 in July 2018. For additional information, see “Executive employment arrangements—Shah Employment Agreement.”

2018 Grants of Plan-Based Awards

Annual bonus opportunities and equity awards made in 2018 are reflected in the table below:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards(1):	All Other Option Awards (1):	Exercise or Base Price of	Grant Date
Named Executive Officer	Grant Date	Threshold ($)	Target ($)(2)	Maximum ($)	Number of Shares or Stock or Units (#)(3)	Number of Securities Underlying Options (#)(4)	Option Awards Price ($/sh)(4)	Fair Value of Stock and Option Awards ($)(5)
William F. Doyle		—	675,000	1,350,000
	2/27/2018				27,778			587,505
	2/27/2018					202,758	21.15	2,359,400

Asaf Danziger		—	468,000	936,000
	2/27/2018				27,778			587,505
	2/27/2018					202,758	21.15	2,359,400
Wilhelmus Groenhuysen		—	300,300	600,600
	2/27/2018				23,148			489,580
	2/27/2018					168,965	21.15	1,966,162
Eilon Kirson		—	208,000	416,000
	2/27/2018				20,833			440,618
	2/27/2018					152,068	21.15	1,769,541
Pritesh Shah		—	212,500	425,000
	2/27/2018				9,259			195,828
	2/27/2018					67,586	21.15	786,465
	5/1/2018				7,000			193,200
	5/1/2018					30,000	27.60	451,539
	7/31/2018				11,152			379,168
	7/31/2018					20,458	34.00	378,571

(1)	All equity awards made during 2018 were granted under the Company’s 2015 Plan.

2019 Proxy Statement

(2)

As described above under “Annual Incentives” each NEO had the opportunity to earn a 2018 annual cash bonus. Targets are based on a percentage of the NEO’s salary. The target amount represents the amount payable if the target performance (100% achievement) was met. Amounts paid are reflected in the 2018 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(3)	Reflects RSU awards that vest in three equal installments on each of the first three anniversaries of the grant date, subject to the executive’s continued service through the applicable vesting date.
(4)

Reflects share option awards that vest in four equal installments on each of the first four anniversaries of the grant date, subject to the executive’s continued service through the applicable vesting date. All options have an exercise price equal to the closing market price of our Ordinary Shares on the date of the award.

(5)

Represents the aggregate grant date fair value of RSU and option awards granted by us in 2018, computed in accordance with FASB ASC Topic 718. See Note 14 in the notes to our consolidated financial statements included in our Annual Report for a discussion of the assumptions we use to account for share-based compensation. In the case of RSU awards, the grant date fair value was calculated based on the closing share price on the date of grant.   These amounts reflect our accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the NEOs.

2019 Proxy Statement

Outstanding Equity Awards at 2018 Fiscal Year End

The following table sets forth information regarding outstanding share option and unvested RSU awards for our NEOs.

		Option Awards				Stock Awards
Named executive officer	Grant date	Number of securities underlying unexercised options (#)— exercisable	Number of securities underlying unexercised options (#)— unexercisable	Option exercise price ($ per share)	Option expiration date	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Other Rights That Have Not Vested ($) (4)
William F. Doyle (1)	2/27/2018	—	202,758	21.15	2/26/2028	27,778	930,007
	5/2/2017	—	881,519	11.85	5/1/2027	587,679	19,675,493
	5/2/2017	—	881,519	11.85	5/1/2027

Asaf Danziger (2) (3)	2/27/2018	—	202,758	21.15	2/26/2028	27,778	930,007
	2/22/2017	93,750	281,250	7.15	2/21/2027	106,666	3,571,178
	2/24/2016	50,000	50,000	11.46	2/23/2026
	10/1/2015	310,433	103,477	22.00	10/2/2025
	3/5/2015	266,085	88,695	14.37	2/25/2025
	2/26/2014	88,695	—	7.48	2/26/2024
	12/14/2011	446,863	—	3.44	12/14/2021

Wilhelmus Groenhuysen (2) (3)	2/27/2018	—	168,965	21.15	2/26/2028	23,148	774,995
	2/22/2017	73,125	219,375	7.15	2/21/2027	86,666	2,901,578
	1/12/2016	225,000	225,000	21.90	1/12/2026
	2/25/2015	199,563	66,522	14.37	2/23/2025
	2/26/2014	59,130	—	7.48	2/26/2024
	2/20/2013	88,695	—	7.03	2/20/2023
	12/14/2011	523,732	—	3.44	12/13/2021

Eilon Kirson (2) (3)	2/27/2018	—	152,068	21.15	2/26/2028	20,833	697,489
	2/22/2017	—	204,750	7.15	2/21/2027	72,799	2,437,311
	2/24/2016	—	37,500	11.46	2/23/2026
	3/5/2015	168,813	66,522	14.37	2/23/2025

Pritesh Shah (2) (3)	7/31/2018	—	20,458	34.00	7/30/2028	11,152	373,369
	5/1/2018	—	30,000	27.60	4/30/2028	7,000	234,360
	2/27/2018	—	67,586	21.15	2/26/2028	9,259	309,991
	7/26/2017	12,500	37,500	19.25	7/25/2027
	5/2/2017	12,500	37,500	11.85	5/2/2027
	2/22/2017	1	48,750	7.15	2/21/2027	25,999	870,447
	2/24/2016	17,500	17,500	11.46	2/24/2026
	3/5/2015	17,739	5,913	14.37	2/23/2025
	2/26/2014	36,598	—	7.48	2/25/2024
	2/20/2013	8,869	—	7.03	2/19/2023
	11/13/2012	23,652	—	6.72	7/22/2022

(1)

The share option award granted on February 27, 2018 vests in four equal installments on each of the first four anniversaries of the grant date, subject to Mr. Doyle’s continued service through the applicable vesting date. The column “Number of securities underlying unexercised options – unexercisable” also reflects a performance-based

2019 Proxy Statement

option award of 881,519 Ordinary Shares granted on May 2, 2017 that will fully vest and become exercisable on May 2, 2020 if (i) the closing price of the Company's Ordinary Shares is at least $14.81 (which was an increase of 25% from the closing price on the date of grant) for a period of at least twenty (20) consecutive trading days at any time between May 2, 2017 and May 2, 2020, and (ii) Mr. Doyle remains continuously employed by the Company through May 2, 2020. Mr. Doyle has met the performance-based criteria for this award but has not yet satisfied the time-based criteria. The column also reflects a performance-based option award of 881,519 Ordinary Shares granted on May 2, 2017 that will fully vest and become exercisable on May 2, 2022 if (i) the closing price of the Company's Ordinary Shares is at least $22.50 (which was an increase of 90% from the closing price on the date of grant) for a period of at least twenty (20) consecutive trading days at any time between May 2, 2017 and May 2, 2022, and (ii) Mr. Doyle remains continuously employed by the Company through May 2, 2022. Mr. Doyle has met the performance-based criteria for this award but has not yet satisfied the time-based criteria.

(2)	All share option awards vest in four equal installments on each of the first four anniversaries of the grant date, subject to the NEO’s continued service through the applicable vesting date.
(3)

The “Stock Awards” column reflects time-based restricted share unit awards that vest in three equal installments on each of the first three anniversaries of the grant date, subject to the NEO’s continued service through the applicable vesting date.

(4)	Calculated based on the closing share price of $33.48 on December 31, 2018.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William F. Doyle	—	—	293,840	8,195,198
Asaf Danziger	—	—	53,334	1,149,348
Wilhelmus Groenhuysen	—	—	43,334	933,848
Eilon Kirson	562,236	11,848,233	36,401	784,442
Pritesh Shah	38,781	1,111,416	13,001	280,172

(1)

The value realized on exercise is the difference between the market price of our Ordinary Shares at the time of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2)	The value realized on vesting is the closing price of our Ordinary Shares the day prior to vesting, multiplied by the number of shares received on vesting.

Potential Payments upon Termination or Change in Control

We have entered into written employment agreements with each of our NEOs. These employment agreements, as generally described below, were intended to acknowledge and set forth the terms and conditions of each executive’s employment with us, including each executive’s duties and responsibilities, initial base salary levels, bonus and equity grant eligibility, employee benefit entitlements and severance protection. In addition, each of the employment agreements includes certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and/or non-disparagement covenants, which are intended to protect our interests as well as the interests of our shareholders, affiliates, directors, officers and employees.

2019 Proxy Statement

We do not have any employment or other individual agreements with or in respect of any NEO that provide for an excise tax gross-up payment relating to a change in control. To the contrary, the employment agreements with Pritesh Shah, William Doyle and Wilhelmus Groenhuysen provide that, in the event that the executive’s receipt of payments or distributions would subject him to the golden parachute excise tax under Section 4999 of the Code, the amount of parachute payments within the meaning of Section 280G of the Code will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause the executive to be better off, on a net after-tax basis, if such payments were so reduced than without such reduction and payment of the excise tax under Section 4999 of the Code.

Each of our NEOs is subject to an employment agreement that entitles the NEO to severance benefits, as follows:

Danziger Employment Agreement

On October 10, 2016, one of our subsidiaries entered into an employment agreement with Asaf Danziger pursuant to which Mr. Danziger serves as our Chief Executive Officer. Under his employment agreement, Mr. Danziger’s employment may be terminated by either Mr. Danziger or us at any time, subject to our obligation to provide severance in certain instances as discussed below.

We have contractually agreed to provide severance benefits and, pursuant to applicable law, we contribute on a monthly basis to a Managers Insurance Policy (bituach menahalim) on Mr. Danziger’s behalf. Such monthly contributions cover pension and disability benefits as well as severance pay in lieu of our statutory obligation to provide such payment under Israel’s Severance Pay Law.  Pursuant to his employment agreement, Mr. Danziger is the beneficiary of a Managers Insurance Policy pursuant to which we contribute on a monthly basis 8.33% of his monthly gross salary in respect of severance, 6.25% of monthly gross salary in respect of pension benefits and up to 2.5% of monthly gross salary in respect of disability benefits. In addition to these Company contributions, Mr. Danziger contributes to his Managers Insurance Policy by way of a deduction from his monthly salary, a monthly amount equal to 5.75% of his monthly gross salary. Mr. Danziger is also entitled to one month of paid sick days, fully compensated based on his regular base salary, per each year. Unused sick days may be accumulated for use in subsequent years, up to the maximum of 6 months.

Upon termination of Mr. Danziger’s employment by us without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Danziger for “good reason” (each a “Qualifying Termination”) prior to a “change in control,” subject to Mr. Danziger’s execution without revocation of a release of claims, we will provide Mr. Danziger with a Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) Mr. Danziger’s annual base salary and (b) the contributed policy value (i.e., the amount in the Managers Insurance policy/pension fund which is attributable to our contributions in respect of severance pay) (the “Contributed Policy Value”).

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Danziger’s execution without revocation of a release of claims, we will provide Mr. Danziger with a Change in Control Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) the sum of two-times his annual base salary plus two times target annual bonus, and (b) the Contributed Policy Value. Additionally, any share options or other equity awards granted to Mr. Danziger after the effective date of Mr. Danziger’s employment agreement will become fully vested on the date of such termination.

Pursuant to his employment agreement, Mr. Danziger is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 12 months thereafter.

2019 Proxy Statement

Doyle Employment Agreement

On May 11, 2016, one of our subsidiaries entered into an employment agreement with Mr. Doyle. Under the employment agreement, Mr. Doyle’s employment is “at-will” and may be terminated by either Mr. Doyle or us at any time, subject to our obligation to provide severance in certain instances as discussed below. Upon termination of Mr. Doyle’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Doyle for “good reason” (each a “Qualifying Termination”) prior to a “change in control,” subject to Mr. Doyle’s execution without revocation of a release of claims, he will be eligible to receive continued payment of his base salary in installments over 12 months from the date of termination, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Doyle and his eligible dependents as of the date of termination for up to 12 months following the date of termination.

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Doyle’s execution without revocation of a release of claims, Mr. Doyle will be eligible to receive an aggregate amount equal to the sum of two times his base salary plus target annual bonus, paid in installments over 12 months from the date of termination, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Doyle and his eligible dependents as of the date of termination, for up to 18 months following the date of termination. Additionally, any share options or other equity awards granted to Mr. Doyle after the effective date of the employment agreement will become fully vested on the date of his termination.

The employment agreement also provides that, in the event that any payments Mr. Doyle may receive in connection with a change in control of our Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause Mr. Doyle to be better off, on a net after-tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Groenhuysen Employment Agreement

On October 10, 2016, one of our subsidiaries entered into an employment agreement with Wilhelmus Groenhuysen pursuant to which Mr. Groenhuysen serves as our Chief Financial Officer. Under his employment agreement, Mr. Groenhuysen’s employment is “at-will” and may be terminated by either Mr. Groenhuysen or us at any time, subject to our obligation to provide severance in certain instances as discussed below. Upon termination of Mr. Groenhuysen’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Groenhuysen for “good reason” (each a “Qualifying Termination”) prior to a “change in control,” subject to Mr. Groenhuysen’s execution without revocation of a release of claims, he will be eligible to receive his base salary, paid in a lump sum, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Groenhuysen and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Groenhuysen is eligible for coverage under a subsequent employer’s health plan.

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Groenhuysen’s execution without revocation of a release of claims, Mr. Groenhuysen will be eligible to receive an aggregate amount equal to the sum of two times his base salary plus target annual bonus, paid in a lump sum, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Groenhuysen and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Groenhuysen is eligible for coverage under a subsequent employer’s health plan. Additionally, any share options or other equity awards granted to Mr. Groenhuysen after the effective date of his employment agreement will become fully vested on the date of such termination.

2019 Proxy Statement

Mr. Groenhuysen’s employment agreement also provides that, in the event that any payments Mr. Groenhuysen may receive in connection with a change in control of our Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause Mr. Groenhuysen to be better off, on a net after-tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Pursuant to his employment agreement, Mr. Groenhuysen is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 12 months thereafter.

Kirson Employment Agreement

On October 10, 2016, one of our subsidiaries entered into an employment agreement with Eilon Kirson pursuant to which Mr. Kirson serves as our Chief Science Officer and Head of Research and Development. Under his employment agreement, Mr. Kirson’s employment may be terminated by either us or Mr. Kirson at any time, subject to our obligation to provide severance in certain instances as discussed below.

We have contractually agreed to provide severance benefits and, pursuant to applicable law, we contribute on a monthly basis to a Managers Insurance Policy (bituach menahalim) on Mr. Kirson’s behalf. Such monthly contributions cover pension and disability benefits as well as severance pay in lieu of our statutory obligation to provide such payment under Israel’s Severance Pay Law.  Pursuant to his employment agreement, Mr. Kirson is the beneficiary of a Managers Insurance Policy pursuant to which we contribute on a monthly basis 8.33% of his monthly gross salary in respect of severance, 6.25% of monthly gross salary in respect of pension benefits and up to 2.5% of monthly gross salary in respect of disability benefits. In addition to these Company contributions, Mr. Kirson contributes to his Managers Insurance Policy by way of a deduction from his monthly salary, a monthly amount equal to 5.75% of his monthly gross salary.

Upon termination of Mr. Kirson’s employment by us without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Kirson for “good reason” (each a “Qualifying Termination”) prior to a “change in control,” subject to Mr. Kirson’s execution without revocation of a release of claims, we will provide Mr. Kirson with a Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) 75% of Mr. Kirson’s annual base salary and (b) the contributed policy value (i.e., the amount in the Managers Insurance Policy/pension fund which is attributable to our contributions in respect of severance pay) (the “Contributed Policy Value”).

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Kirson’s execution without revocation of a release of claims, we will provide Mr. Kirson with a Change in Control Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) the sum of 1.5-times his annual base salary plus 1.5 times target annual bonus, and (b) the Contributed Policy Value. Additionally, any share options or other equity awards granted to Mr. Kirson after the effective date of Mr. Kirson’s employment agreement will become fully vested on the date of his termination.

Pursuant to the his employment agreement, Mr. Kirson is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 9 months thereafter.

2019 Proxy Statement

Shah Employment Agreement

On July 25, 2018, one of our subsidiaries entered into an employment agreement with Pritesh Shah pursuant to which Mr. Shah serves as our Chief Commercial Officer. Under his employment agreement, Mr. Shah’s employment is “at-will” and may be terminated by either Mr. Shah or us at any time, subject to our obligation to provide severance in certain instances as discussed below.

Upon termination of Mr. Shah’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Shah for “good reason” (each a “Qualifying Termination”) prior to a “change in control,” subject to Mr. Shah’s execution without revocation of a release of claims, he will be eligible to receive an amount equal to 75% of his base salary, paid in equal installments over a period of 9 months, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Shah and his eligible dependents as of the date of termination until the earlier of (i) 9 months following the date of termination and (ii) the date Mr. Shah is eligible for coverage under a subsequent employer’s health plan.

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Shah’s execution without revocation of a release of claims, Mr. Shah will be eligible to receive an aggregate amount equal to the sum of 1.5 times his base salary plus target annual bonus, paid in equal installments over a period of 18 months, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Shah and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Shah is eligible for coverage under a subsequent employer’s health plan. Additionally, any share options or other equity awards granted to Mr. Shah after the effective date of his employment agreement will become fully vested on the date of such termination.

Mr. Shah’s employment agreement also provides that, in the event that any payments Mr. Shah may receive in connection with a change in control of our Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause Mr. Shah to be better off, on a net after-tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Pursuant to his employment agreement, Mr. Shah is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 9 months thereafter.

2019 Proxy Statement

The table below reflects the amount of compensation and benefits payable to each named executive officer in the event of (i) an involuntary termination without “cause” or a resignation by the executive for good reason and (ii) an involuntary termination without “cause” or a resignation by the executive for good reason within twelve months following a change in control. The amounts shown assume that the applicable triggering event occurred on December 31, 2018, and therefore are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event. The contributed policy value (i.e. the amount in the managers insurance policy/pension fund which is attributable to our contributions in respect of severance pay) (the “Contributed Policy Value”) for each of Mr. Danziger and Mr. Kirson was determined using the NIS to USD exchange rate as of December 31, 2018.

		Triggering Event
		Involuntary Without Cause or		Involuntary Without Cause or
		by Executive for		by Executive for
		Good Reason Prior to CIC ($)		Good Reason after CIC ($)
Name	Type of Payment	12/31/2018		12/31/2018
William F. Doyle	Cash severance	750,000	(1)	2,850,000	(3)
	Benefit continuation	0	(2)	0	(4)
	Equity acceleration	0		61,240,018	(5)
	TOTAL	750,000		64,090,018

Asaf Danziger	Cash severance	25,266	(6)	1,585,266	(7)
	Benefit continuation	0		0
	Equity acceleration	0		18,390,381	(5)
	TOTAL	25,266		19,975,647

Wilhelmus Groenhuysen	Cash severance	600,600	(8)	1,801,800	(9)
	Benefit continuation	29,343	(2)	29,343	(2)
	Equity acceleration	0		15,412,790	(5)
	TOTAL	629,943		17,243,933

Eilon Kirson	Cash severance	0	(10)	531,770	(11)
	Benefit continuation	0		0
	Equity acceleration	0		12,497,851	(5)
	TOTAL	0		13,029,621

Pritesh Shah	Cash Severance	318,750	(12)	956,250	(13)
	Benefit continuation	21,576	(14)	29,343	(2)
	Equity acceleration	0		5,924,587	(5)
	TOTAL	340,326		6,910,180

(1)	Mr. Doyle is entitled to receive continued payment of his base salary in effect at termination over 12 months from the date of termination.
(2)

Each of Mr. Doyle, Mr. Groenhuysen and Mr. Shah are entitled to the value of payments of COBRA premiums for himself and his eligible dependents for up to 12 months following date of termination. Currently Mr. Doyle is not enrolled in our health insurance benefits program.

(3)

Mr. Doyle is entitled to receive an aggregate amount equal to the sum of two times his base salary plus his target annual bonus at the levels in effect at termination, paid in installments over 12 months from the date of termination.

(4)

Mr. Doyle is entitled to the value of payments of COBRA premiums for himself and his eligible dependents for up to 18 months following date of termination. Currently Mr. Doyle is not enrolled in our health insurance benefits program.

2019 Proxy Statement

(5)

Represents the excess of fair market value of the underlying shares over the exercise price of unvested share options and the fair market value of shares underlying unvested RSUs as of December 31, 2018, to the extent such shares would have become vested and exercisable if a change in control occurred at December 31, 2018.

(6)

Mr. Danziger is entitled to a lump sum, equal to the positive difference, if any, between his (a) annual base salary and (b) the Contributed Policy Value, as more fully described above. At December 31, 2018, the Contributed Policy Value was $598,734. The potential Cash Severance reported reflects our payment to Mr. Danziger and does not include the Contributed Policy Value.

(7)

Mr. Danziger is entitled to a lump sum equal to the positive difference, if any, between (a) the sum of two times his annual base salary plus two times his target annual bonus at the levels in effect at termination, and (b) the Contributed Policy Value, as more fully described above. At December 31, 2018, the Contributed Policy Value was $598,734. The potential Cash Severance reported reflects our payment to Mr. Danziger and does not include the Contributed Policy Value.

(8)	Mr. Groenhuysen is entitled to a lump sum payment, equal to his annual base salary in effect at termination.
(9)	Mr. Groenhuysen is entitled to a lump sum payment, equal to the sum of two times his base salary plus target annual bonus at the levels in effect at termination.
(10)

Mr. Kirson is entitled to a lump sum, equal to the positive difference, if any, between (a) the sum of 75% his annual base salary at the level in effect at termination, and (b) the Contributed Policy Value, as more fully described above. At December 31, 2018, the Contributed Policy Value was $404,230. The potential Cash Severance reported reflects our payment to Mr. Kirson and does not include the Contributed Policy Value.

(11)

Mr. Kirson is entitled to a lump sum, equal to the positive difference, if any, between (a) the sum of 1.5 times his annual base salary plus 1.5 times his target annual bonus at the levels in effect at termination, and (b) the Contributed Policy Value, as more fully described above. At December 31, 2018, the Contributed Policy Value was $404,230. The potential Cash Severance reported reflects our payment to Mr. Kirson and does not include the Contributed Policy Value.

(12)	Mr. Shah is entitled to receive continued payment of 75% of his base salary in effect at termination paid in installments over 9 months from the date of termination.
(13)

Mr. Shah is entitled to receive an aggregate amount equal to the sum of 1.5 times his base salary plus his target annual bonus at the levels in effect at termination, paid in installments over 18 months from the date of termination.

(14)	Includes the value of payments of COBRA premiums for the executive and his eligible dependents for up to 9 months following date of termination.

2019 Proxy Statement

Equity Compensation Plan Information

The following table gives information about our Ordinary Shares that may be issued upon the exercise of share options and vesting of RSU awards under all of our existing equity compensation plans as of December 31, 2018, including the 2003 Share Option Plan, the 2013 Share Option Plan and the 2015 Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	16,051,412	$13.61	13,843,105
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	16,051,412	$13.61	13,843,105

2019 Proxy Statement

2018 PAY RATIO

As required by SEC rules, we are disclosing the median of the annual total compensation of our employees (excluding the CEO), the annual total compensation of our CEO, Mr. Asaf Danziger, and the ratio of these two amounts.

We have estimated the median of the 2018 annual total compensation of our employees, excluding our CEO, to be $86,053. The 2018 annual total compensation of our CEO was $4,570,294. The ratio of the total compensation of our CEO to the estimated median of the annual total compensation of our employees was 53 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

The following paragraphs provide important context related to our employee population and describe the methodology and the material assumptions, adjustments, and estimates that we used to calculate this ratio.

We are a global company with both operations and executives located throughout the world. As of October 31, 2018, our workforce consisted of approximately 600 full-time and part-time employees, including hourly employees, who worked for our parent company and consolidated subsidiaries. In determining the employee population to be used to calculate the compensation of the median employee, we included employees in all countries.

We selected October 31, 2018 as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonably efficient and economical manner over a trailing twelve month period.

We included all of our full-time and part-time employees globally, but excluded our CEO. We annualized the compensation of full-time and part-time employees who were hired in 2018 but did not work for us for the entire fiscal year. Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes. We did not make any cost of living adjustments.

To identify the “median employee,” we utilized the 2018 base salary, annual cash incentive and other cash compensation, and equity compensation for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees. We grant equity to most of our employee population, so including equity compensation is representative of our employee population.

Using this measure, we identified a “median employee” who is a full-time, salaried employee located in the United States. The employee has an annual total compensation of $86,053, calculated in accordance with the Summary Compensation Table disclosure rules and comprised of base salary, a cash bonus and the grant date fair value of equity compensation.

The SEC’s rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

2019 Proxy Statement

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present information as to the beneficial ownership of our Ordinary Shares as of March 19, 2019 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Ordinary Shares;
•	each named executive officer as set forth in the summary compensation table included in this proxy statement;
•	each of our directors and director nominees; and
•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership of our Ordinary Shares in the tables is based on 95,636,168 Ordinary Shares issued and outstanding on March 19, 2019. Ordinary Shares subject to options that are currently exercisable or exercisable within 60 days of March 19, 2019 or other stock awards that vest within that time are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Novocure, 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA.

Ownership of Management

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Ordinary Shares	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
Directors, Nominees and Named Executive Officers:
William F. Doyle (1)	732,849	344,530	1,077,379	1.1%
Kinyip Gabriel Leung (2)	60,000	188,003	248,003	*
Asaf Danziger (3)	233,757	811,232	1,044,989	1.1%
Wilhelmus Groenhuysen (4)	66,264	1,213,634	1,279,898	1.3%
Eilon Kirson (5)	152,408	191,539	343,947	*
William Burkoth (6)	—	45,100	45,100	*
Martin J. Madden (7)	—	23,600	23,600	*
Pritesh Shah (8)	25,239	98,678	123,917	*
Charles G. Phillips III (9)	68,405	157,707	226,112	*
William A. Vernon (10)	249,085	45,100	294,185	*
David T. Hung (11)	—	—	—	*
Sherilyn D. McCoy (11)	—	—	—	*
Jeryl Hilleman (12)	—	—	—	*
All directors and current executive officers as a group (15 persons)	1,794,147	3,752,409	5,546,556	5.6%

*	Represents beneficial ownership of less than one percent of our outstanding Ordinary Shares.

2019 Proxy Statement

(1)

Represents 251,682 Ordinary Shares held by Mr. William F. Doyle, 438,167 Ordinary Shares held by WFD-GP II, LLC and 43,000 Ordinary Shares held by WFD Ventures Fund II, L.P. Mr. Doyle is a managing director of WFD Ventures LLC, which is the sole member of WFD-GP II, LLC. As such, Mr. Doyle’s ownership includes the beneficial ownership of 43,000 Ordinary Shares held WFD Ventures Fund II, L.P. and 438,167 Ordinary Shares held by WFD-GP II, LLC. Mr. Doyle disclaims beneficial ownership in such shares to the extent that he does not have a pecuniary interest. Includes 293,840 Ordinary Shares underlying an RSU award that will vest and be distributable to Mr. Doyle within 60 days of March 19, 2019 and 50,690 Ordinary Shares underlying share options exercisable by Mr. Doyle within 60 days of March 19, 2019. The address for Mr. Doyle is c/o Novocure, 1500 Broadway, 17th Floor, New York, NY 10036.

(2)	Represents 60,000 Ordinary Shares held by Mr. Leung and 188,003 Ordinary Shares underlying share options exercisable by Mr. Leung within 60 days of March 19, 2019.
(3)	Represents 233,757 Ordinary Shares held by Mr. Danziger and 811,232 Ordinary Shares underlying share options exercisable by Mr. Danziger within 60 days of March 19, 2019.
(4)	Represents 66,264 Ordinary Shares held by Mr. Groenhuysen and 1,213,634 Ordinary Shares underlying share options exercisable by Mr. Groenhuysen within 60 days of March 19, 2019.
(5)	Represents 152,408 Ordinary Shares held by Dr. Kirson and 191,539 Ordinary Shares underlying share options exercisable by Dr. Kirson within 60 days of March 19, 2019.
(6)	Represents 45,100 Ordinary Shares underlying share options exercisable by Mr. Burkoth within 60 days of March 19, 2019.
(7)	Represents 23,600 Ordinary Shares underlying share options exercisable by Mr. Madden within 60 days of March 19, 2019.
(8)

Represents 2,334 Ordinary Shares underlying an RSU award that will vest and be distributable to Mr. Shah within 60 days of March 19, 2019 and 96,344 Ordinary Shares underlying share options exercisable by Mr. Shah within 60 days of March 19, 2019. The address for Mr. Shah is c/o Novocure, 1500 Broadway, 17th Floor, New York, NY 10036.

(9)	Represents 157,707 Ordinary Shares underlying share options exercisable by Mr. Phillips, within 60 days of March 19, 2019 and 68,405 Ordinary Shares held by Mr. Phillips’ wife.
(10)	Represents 249,085 Ordinary Shares held by Mr. Vernon and 45,100 Ordinary Shares underlying share options exercisable by Mr. Vernon within 60 days of March 19, 2019.
(11)	Mr. Hung and Ms. McCoy joined our Board on May 31, 2018.
(12)	Ms. Hilleman joined our Board on July 25, 2018.

2019 Proxy Statement

Ownership of Certain Beneficial Owners

As of March 19, 2019, our records and a review of relevant SEC filings indicated that the following shareholders were the beneficial owners of more than 5% of our Ordinary Shares.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percent
FMR LLC (1)	11,190,380	11.7%
Hansjoerg Wyss (2)	9,954,748	10.4%
The Vanguard Group (3)	6,418,965	6.7%
Gert Lennart Perlhagen (4)	6,170,100	6.5%
BlackRock, Inc. (5)	4,796,688	5.0%

(1)

As reported on Schedule 13G/A filed by FMR LLC (“FMR”) with the SEC on February 13, 2019. The address for FMR is 245 Summer Street, Boston, MA 02210. FMR has indicated that it holds our Ordinary Shares together with certain of its subsidiaries. FMR reported sole voting power with respect to 2,807,468 shares, and sole dispositive power with respect to 11,190,380 shares.

(2)

As reported on Schedule 13G filed by Mr. Wyss with the SEC on February 12, 2016, includes the beneficial ownership of 9,954,748 Ordinary Shares. The address for Mr. Wyss is c/o Loreda, 138 Mt. Auburn St, Cambridge, MA 02138. Mr. Wyss reported sole voting and dispositive power with respect to 9,954,748 shares.

(3)

As reported on Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 11, 2019. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has indicated that it holds shares of our Ordinary Shares together with certain of its subsidiaries. Vanguard reported sole voting power with respect to 137,679 shares, shared voting power with respect to 8,208 shares, sole dispositive power with respect to 6,280,180 shares and shared dispositive power with respect to 138,785 shares.

(4)

As reported on Schedule 13D filed with the SEC on March 9, 2017. The address for Mr. Perlhagen is c/o NovoCure, Inc., 20 Valley Stream Pkwy. Suite 300, Malvern, PA 19355. Represents 6,125,000 Ordinary Shares and 45,100 Ordinary Shares underlying share options exercisable by Mr. Perlhagen within 60 days of March 19, 2019.

(5)

As reported on Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 8, 2019. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock has indicated that it holds shares of our Ordinary Shares together with certain of its subsidiaries. BlackRock reported sole voting power with respect to 4,640,486 shares and sole dispositive power with respect to 4,796,688 shares.

2019 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Ordinary Shares and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2018, all officers, directors and greater than 10% beneficial owners required to meet Section 16(a) filing requirements filed all such reports on a timely basis.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Once you have received notice from the Company or your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify the Company or your broker that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may notify your broker or direct your written request to: Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355. Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the company and the reports of the directors and auditors before the shareholders at a general meeting. Therefore, our accounts for the fiscal year ended December 31, 2018 will be presented to the shareholders at the Annual Meeting.

Shareholder Proposals and Nominations for the 2020 Annual General Meeting of Shareholders

To be considered for inclusion in our proxy materials for the 2020 annual general meeting of shareholders pursuant to the SEC’s Rule 14a-8, shareholder proposals must be submitted in writing by December 12, 2019 to our company secretary at Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF. Otherwise, if you wish to submit a proposal to be considered at the 2020 annual general meeting of shareholders or nominate a director for election at such meeting, you must submit notice to NovoCure’s company secretary at the address above between January 23, 2020 and February 22, 2020. You are also advised to review our Articles, which contain additional requirements related to our advance notice procedures. A copy of our Articles may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also request a copy of our Articles, without charge, from Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA.

2019 Proxy Statement

Other Matters

As of the date of this Proxy Statement, our Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the shareholders, proxies will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

Our Annual Report will be mailed with this Proxy Statement to those shareholders that request and receive a copy of the proxy materials in the mail. Shareholders that received the Notice of Internet Availability can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability. The Annual Report and this Proxy Statement are also available on our investor relations website at www.novocure.com and at the SEC’s website at www.sec.gov.

Upon written request by a Novocure shareholder, we will mail without charge a copy of our Annual Report, including our Annual Report on Form 10-K and the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, USA.

By Order of the Board of Directors

William F. Doyle Chairman of the Board of Directors

April 10, 2019

NovoCure Limited Second Floor, No . 4 The Forum Grenville Street St . Helier JE2 4UF Jersey, Channel Islands VOTE BY INTERNET. www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P .M. EST on May 19, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE•- 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EST on May 19, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS : THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1 . Election of Directors Nominees 1A Jeryl L. Hilleman 1B Kinyip Gabriel Leung. The Board of Directors recommends you vote FOR proposals 2 and 3. 2 The approval and ratification of the appointment, by the Audit Committee of our Board of Directors, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the auditor and independent registered public accounting firm of the Company for the Company's fiscal year ending December 31 , 2019. 3 A non-binding advisory vote to approve executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For Against Abstain For Against Abstain 0000414659_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com NovoCure Limited Annual General Meeting of Shareholders May 22, 2019 9:00 AM EST This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint Wilhelmus Groenhuysen, Todd Longsworth and Kimberly Burke, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of NovoCure Limited that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 AM EST on May 22, 2019, at NovoCure Limited on the Second Floor, No. 4 The Forum, Grenville Street, St. Helier JE2 4UF Jersey, Channel Islands, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000414659_2 R1.0.1.18